Exhibit 10.22

Execution Version

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made on the 20th day of April, 2021, by and between Global Crossing Airlines Group Inc., a company domesticated under the laws of the State Delaware (the “Company”), and Ascent Global Logistics, Inc., a company incorporated pursuant to the laws of the State of Delaware (the “Subscriber”).

The parties hereby agree as follows:

1.	Subscription

1.1

On the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement, the Subscriber hereby subscribes for and agrees to purchase: (i) 2,000,000 Units (the “Common Units”) at a price of US$1.29 per Common Unit. Each Common Unit is comprised of one Common Share (each, a “Common Share”) and one warrant to purchase Common Shares substantially in the form of Exhibit D attached hereto (each, a “Warrant”). Each Warrant will entitle the holder thereof to acquire one Common Share of the Company (each, a “Warrant Share”) at a price of US$1.50 per Warrant Share until 5:00 p.m. (Eastern time) on the date which is sixty (60) months following the Closing Date (as defined herein); and (ii) 5,537,313 Units (the “Class A Common Units”) at a price of US$1.34 per Class A Common Unit. Each Class A Common Unit is comprised of one Class A Common Share, having the rights and designations set forth therefor on the Certificate of Designations attached hereto as Exhibit I (each a “Class A Common Share”) and one Warrant to purchase Common Shares at a price of US$1.50 per Common Share. Each Warrant will entitle the holder thereof to acquire one Common Share of the Company at a price of US$1.50 per Warrant Share until 5:00 p.m. (Eastern time) on the date which is sixty (60) months following the Closing Date (as defined herein). The Common Units, Class A Common Units, Common Shares, Class A Common Shares, Warrants and Warrant Shares are referred to herein as, the “Offered Securities”.

1.2

The Certificate of Designation shall provide that the Class A Common Shares shall not be converted by the Subscriber, and the Company shall not effect any conversion of the Class A Common Shares or otherwise issue any Shares pursuant to the terms and conditions of the Class A Common Shares, to the extent (but only to the extent) that, after giving effect to such conversion, the Subscriber or any of and its affiliates collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) in the aggregate of the issued and outstanding Shares of the Company after such conversion. To the extent the above limitation applies, the determination of whether the Class A Common Shares shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Subscriber or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Subscriber and its affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert the Class A Common Shares or to issue Shares shall have any effect on the applicability of the provisions of the Class A Common Shares with respect to any subsequent determination of convertibility. Beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”). For any reason at any time, upon the written or oral request of the Subscriber, the Company shall within one business day confirm orally and in writing to the Subscriber the number of Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Shares, including, without limitation, pursuant to these Class A Common Shares. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

2.	Terms and Conditions

The following are additional terms and conditions of this Agreement among the Company and the Subscriber.

Section 1 Definitions.

(1)	Where used in this Agreement, or in any amendment to this Agreement, the following terms will have the following meanings, respectively:

“affiliate” means an affiliate as defined in National Instrument 45-106 – Prospectus Exemptions;

“Agreement” has the meaning set forth in the introductory paragraph above;

“Anti-Money Laundering Laws” has the meaning given to that term in Section 2(aa) of this Agreement;

“Board” means the board of directors of the Company, as constituted from time to time;

“Business Day” means a day which is not a Saturday, a Sunday or a day on which banks are not open for business in Miami, Florida and Belleville Michigan;

“Canadian Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions including the respective regulations and rules made under those securities laws together with all applicable published national and local instruments, policy statements, notices, blanket orders and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions;

“Certificate of Designations” means the certificate of designations filed with the Secretary of State for the State of Delaware setting out the powers, designations, preferences and rights of the Class A Common Shares;

“Claim” has the meaning given to that term in Section 8(2) of this Agreement;

“Closing” means the completion of the issue and sale by the Company and the purchase by the Subscriber of the Securities pursuant to this Agreement;

“Closing Date” means April 26, 2021 or any earlier or later date as may be agreed to in writing by the Company and the Subscriber, each acting reasonably, provided such date is no later than May 10, 2021;

“Closing Time” means 10:00 a.m. (Eastern time) on the Closing Date, or any other time on the Closing Date as may be agreed to by the Company and the Subscriber;

“Class A Common Shares” means the class of non-voting common stock of the Company with the rights and privileges set forth in the Certificate of Designations that is separate and distinct from the Common Shares;

“Class A Common Units” has the meaning given to that term in Section 1 above;

“Common Shares” means the common stock of the Company, par value $0.001 per share;

“Common Units” has the meaning given to that term in Section 1 above;

“Communication” has the meaning given to that term in Section 13(1) of this Agreement;

“Company” has the meaning given to that term above;

“Company IP” means the Intellectual Property that is owned by, purported to be owned by, and/or used and controlled by the Company, whether through development, creation, conception or acquisition, that is necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted;

“Condition of the Company” means the business, affairs, financial, regulatory approvals, operations, assets, liabilities (contingent or otherwise), and/or capital of the Company;

“Distribution” has the meaning given to that term under Canadian Securities Laws;

“Environmental Laws” has the meaning given to that term in Section 2(y) of this Agreement;

“FCPA” has the meaning given to that term in Section 2(z) of this Agreement;

“Governmental Body” means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent, commission, board or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and any stock exchange or self-regulatory authority and, for greater certainty, includes the Securities Commissions and the TSXV;

“Hazardous Materials” has the meaning given to that term in Section 2(y) of this Agreement;

“IFRS” means International Financial Reporting Standards;

“Indemnification Agreement” means a certain indemnification agreement substantially in the form attached hereto as Exhibit E, to be entered into by the Company and each nominee director set forth in the Nomination Rights Agreement.

“Indemnified Party” has the meaning given to that term in Section 8 of this Agreement;

“Intellectual Property” means, without limitation, (i) trademarks, including brand names, trade names, registered and unregistered trademarks, service marks, certification marks, distinguishing guises, trade dress, get-up, logos and other indications of origin, and the goodwill associated with any of the foregoing; (ii) patents, including patents, patent applications (including all divisionals, continuations, continuation-in-part applications, renewals, re-examinations, extensions), reissues, patent rights and related applications and registrations thereto; (iii) copyrights, writing and other copyrightable works of authorship, including software and all rights thereto (including all computer software and programs (in both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs, data bases and related documentation); (iv) designs, design registrations, design registration applications, industrial designs, industrial design registrations, industrial design registration applications, design patents and design patent applications, integrated circuit topographies, maskworks, maskwork registrations and applications for maskwork registrations; and (iv) proprietary and non-public business information, including trade secrets, know- how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, research and development information, customer lists, business plans and marketing plans;

“Laws” means Canadian Securities Laws, U.S. Securities Laws and all statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgement, order, decision, ruling or award and terms and conditions of any grant of approval, permission, authority or license of any Governmental Body, and the term

“applicable” with respect to such Laws apply to such persons or its or their business, undertaking, property or securities and emanate from a Governmental Body having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Licensed IP” means the Intellectual Property owned by any person other than the Company and which the Company uses under license;

“Lien” means any mortgage, charge, pledge, hypothec, claim, security interest, assignment, lien (statutory or otherwise), title retention agreement or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“Nomination Rights Agreement” means the Nomination Rights Agreement dated the date of this Agreement between the Company and the Subscriber respecting the nomination of two nominees designated by the Subscriber to the Board, substantially in the form attached hereto as Exhibit G;

“OFAC” has the meaning given to that term in Section 2(bb) of this Agreement;

“Offered Securities” has the meaning given to that term in Section 1 above;

“Offering” means the Distribution of the Offered Securities pursuant to this Agreement;

“Permitted Liens” means: (i) Liens for taxes and other governmental charges and assessments not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) Liens imposed by law and incurred in the ordinary course for obligations not yet due or delinquent, (iii) Liens in respect of pledges or deposits under workers’ compensation, social security or similar laws, other than with respect to any amounts which are due or delinquent, unless such amounts are being contested in good faith by appropriate proceedings, (iv) Liens for indebtedness arising in the ordinary course of business which is incurred to pay all or part of the purchase price of any personal or movable property, (v) Liens over aircraft and equipment that are leased by the Company in favour of the lessor of such aircraft or equipment; and (vi) Liens described in the Public Disclosure Documents;

“person” includes any individual, general partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or Company with or without share capital, joint stock company, association, trust, trust company, bank, pension fund, trustee, executor, administrator or other legal personal representative, regulatory body or agency, Governmental Body or other organization or entity, whether or not a legal entity, however designated or constituted;

“Proceedings” has the meaning given to that term in Section 2(r) of this Agreement;

“Public Disclosure Documents” means, collectively, all of the documents which have been filed on www.sedar.com by or on behalf of the Company during the three-year period prior to the Closing Date with the relevant Securities Commissions pursuant to the requirements of Canadian Securities Laws;

“Purchase Price” means the aggregate price payable by the Subscriber for the Offered Securities;

“Qualifying Jurisdictions” means, collectively, each of the provinces and territories of Canada, except Québec;

“Registration Rights Agreement” means the Registration Rights Agreement dated the date of this Agreement between the Company and the Subscriber substantially in the form attached hereto as Exhibit H;

“Regulation S” means Regulation S adopted by the SEC pursuant to the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commission” means: (i) the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions; and (ii) the SEC;

“Subsidiary” means a subsidiary as defined in Section 1.1 of National Instrument 45-106 –Prospectus Exemptions, and “Subsidiaries” means more than one such Subsidiary;

“Transaction Documents” means this Agreement, the Warrants, the Nomination Rights Agreement, the Indemnification Agreements, and the Registration Rights Agreement;

“TSXV” means the TSX Venture Exchange;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, including the rules and regulations thereunder;

“U.S. Securities Laws” means all applicable securities legislation in the United States, including, the U.S. Securities Act and the U.S. Exchange Act;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

“Units” means the Common Units and/or the Class A Common Units.

(2)

Any reference in this Agreement to a section, paragraph, subsection, subparagraph, clause or subclause will refer to a section, paragraph, subsection, subparagraph, clause or subclause of this Agreement.

(3)

All words and personal pronouns relating to those words will be read and construed as the number and gender of the party or parties referred to in each case required and the verb will be construed as agreeing with the required word and/or pronoun.

(4)	The words “hereunder”, “hereof”, and similar phrases mean and refer to the Agreement.

(5)	The Exhibits to this Agreement are incorporated by reference in, and form an integral part of, this Agreement for all purposes of it.

Section 2 Representations, Warranties and Covenants of the Company.

For purposes of this Section 2, the term ‘Company’ includes the Subsidiaries unless otherwise noted herein. The Company represents and warrants to the Subscriber, and acknowledges that the Subscriber is relying on such representations and warranties in purchasing the Offered Securities that, except as set forth in the “Disclosure Schedule” attached hereto as Exhibit F, the following representations are true, correct, and complete:

(a)

the Company (excluding the Subsidiaries) is a valid and subsisting corporation, duly incorporated, continued or amalgamated under the laws of the State of Delaware and has all requisite power, capacity and authority to carry on its business as now conducted or contemplated to be conducted and to own, lease and operate its property and assets, and to execute, deliver and perform its obligations hereunder; and, no proceedings have been taken or authorized by the

Company or its shareholders or to the knowledge of the Company, any other person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Company. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Condition of the Company. Each Subsidiary is wholly-owned by the Company and is a valid and subsisting corporation or limited liability company, duly incorporated, continued or amalgamated under the laws of the state set forth in Section 2(a) of the Disclosure Schedule and has all requisite power, capacity and authority to carry on its business as now conducted or contemplated to be conducted and to own, lease and operate its property and assets; and, no proceedings have been taken or authorized by the Company or its shareholders or to the knowledge of the Company, any other person, with respect to such Subsidiary’s bankruptcy, insolvency, liquidation, dissolution or winding up of the Company. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Condition of the Company;

(b)

except as disclosed in the Public Disclosure Documents or in Section 2(a) of the Disclosure Schedule, the Company has no Subsidiaries and does not beneficially hold any securities or other interests, or securities convertible into or exchangeable for securities or other interests, of any other person;

(c)

all of the issued and outstanding Common Shares of, and other equity interests in, the Company have been duly and validly authorized and issued, are fully paid and non-assessable, were issued in compliance with all applicable Laws, and are free and clear of any Liens whatsoever;

(d)

all necessary corporate action has been taken by the Company to authorize the issuance, sale and delivery of the Offered Securities, and when issued and delivered by the Company pursuant to this Agreement, the Common Shares and Class A Common Shares will be validly issued as fully paid and non-assessable;

(e)

all necessary corporate action has been taken to: (i) validly create, and upon receipt of the purchase price therefor, validly issue the Units, the Common Shares, the Class A Common Shares and the Warrants; and (ii) validly reserve the Warrant Shares for issuance, and, upon exercise of the Warrants in accordance with their terms and when issued and delivered by the Company against payment of the consideration therefor, such Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(f)

the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on the part of the Company and does not require the consent, approval, authorization, registration or qualification of or with any court, Governmental Body or other third party, except: (i) those which have been obtained (or will be obtained prior to the Closing Time), and (ii) those as may be required (and will be obtained prior to the Closing Time) under applicable Laws;

(g)

the issuance and delivery of the Offered Securities pursuant to this Agreement is not subject to any pre-emptive right in favour of any person that has not been complied with or waived; on the issuance thereof, the Offered Securities will not be subject to any right of first refusal, or similar right in favour of any person, that is imposed under any contract, agreement or understanding to which the Company is a party;

(h)

this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) as limited by the application of equitable principles when equitable remedies are sought, (iii) that rights to indemnity and contribution may be limited under applicable law, and (iv) that provisions that attempt to sever any provision which is prohibited or unenforceable under applicable Law without affecting the enforceability or validity of the remainder of the agreement would be determined only in the discretion of the court;

(i)	as the date hereof, the Company has authorized share capital consisting of 200,000,000 Common Shares, of which an aggregate of 38,393,317 Common Shares are issued and outstanding;

(j)

at Closing, the Company will have an authorized share capital consisting of 200,000,000 Common Shares with 5,537,313 of such Common Shares designated as Class A Common Shares, of which an aggregate of 38,393,317 Common Shares and no Class A Common Shares will be issued and outstanding immediately prior to Closing as fully paid and non-assessable, and of which 40,393,317 Common Shares and 5,537,313 Class A Common Shares will be issued and outstanding immediately following the Closing as fully paid and non-assessable;

(k)

as of Closing, the Company has reserved 5,460,000 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its Stock Option Plan, Restricted Share Unit Plan and Performance Share Unit Plan adopted by the Boards and approved by the Company shareholders (the “Stock Plan(s)”). Of such reserved Common Shares, 1,027,500Common Shares have been issued or are issuable pursuant to restricted stock purchase agreements, options to purchase 1,362,000 Common Shares have been granted and are currently outstanding, and 3,070,500 shares of Common Shares remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan(s). The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan(s) and forms of agreements used thereunder. Except the extent disclosed under Sections 2(i), 2(j), 2(k), and 2(l) hereunder, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of capital stock or any securities convertible into or exchangeable for shares of the Company’s capital stock;

(l)	as of Closing, the Company has issued warrants exercisable to purchase 22,008,095 (inclusive of the Warrants) ;

(m)

as of Closing, shares of the Company’s capital stock held directly and indirectly by U.S. Persons, including securities issued by the Company that are convertible into, or exchangeable or exercisable for, shares of the Company’s capital stock, do in aggregate exceed 51% of the Company’s issued and outstanding capital stock and exceed 51% on fully-diluted, as-converted to Common Shares basis;

(n)	the attributes of each of the Offered Securities are consistent in all material respects with the description thereof in the Public Disclosure Documents;

(o)

the Company is not in violation of any Laws, other than violations which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company;

(p)

save and except for the United States Department of Transportation (the “USDOT”) and the Federal Aviation Administration (the “FAA”) certifications, the Company possesses all licences, permits, franchises, certificates, registrations and authorizations necessary to conduct its business and own its property and assets and is not in default or breach of any of the foregoing, except for failure to possess, defaults or breaches which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company.;

(q)

except those that would not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company is not in breach of, conflict with, or default under, and no event or omission has occurred which after notice or lapse of time or both, would constitute a breach of, conflict with, or default under, or would result in the acceleration or maturity of any material indebtedness or other material liabilities or obligations under any mortgage, hypothec, note, indenture, contract, agreement (written or oral), instrument, lease, licence or other document to which it is a party or is subject or by which it is bound;

(r)

there is no action, suit or proceeding before or by any Governmental Body now pending or, to the knowledge of the Company, threatened against the Company, any of its executive officers, employees, or members of its Board, or any of its properties or assets (collectively, “Proceedings”) that is required to be disclosed in the Public Disclosure Documents or that would reasonably be expected to have a material adverse effect on the Condition of the Company or the consummation of the transactions contemplated in this Agreement, and the aggregate of all pending Proceedings, including routine litigation, would not reasonably be expected to have a material adverse effect on the Condition of the Company if determined unfavourably. Neither the Company nor, to the Company’s knowledge, any of its executive officers, members of its Board, or employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate;

(s)

no Governmental Body has issued any order preventing or suspending the trading of the Company’s securities, the Distribution of the Offered Securities and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority;

(t)

the financial statements contained in the Public Disclosure Documents and presented to the Subscriber fairly and accurately present in all material respects the consolidated financial position, results of operations, comprehensive income, shareholders’ equity and cash flow of the Company, respectively, as at the dates and for the periods indicated. Such financial statements have been prepared in conformity with IFRS on a basis consistent throughout the periods indicated and are in accordance with the books and records of the Company. Except as set forth in the Public Disclosure Documents, the Company has no material liabilities or obligations, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2020; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under IFRS to be reflected in such financial statements, which, in all such cases, individually and in the aggregate would not have a material adverse effect on the Condition of the Company;

(u)

(i) to the knowledge of the Company: (A) no executive officer of the Company named in the Public Disclosure Documents has advised the Company of any current plans to terminate his or her employment, (B) except as would not result in a material adverse effect on the Condition of the Company, no member of management of the Company, including the executive officers described in the Public Disclosure Documents, is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such member of management to carry out fully all activities of such employee in furtherance of the Company’s business, and (C) no member of management of the Company, including the executive officers named in the Public Disclosure Documents or any other former executive, has any claim with respect to any Company IP;

(v)

the Company has good and marketable title to the material property and assets owned by the Company and holds valid leases in all material property leased by it, in each case, free and clear of all Liens other than: (i) those which would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company; or (ii) Permitted Liens;

(w)

all material tangible assets of the Company are in good working condition and repair except as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company;

(x)

the Company maintains insurance policies with reputable insurers against risks of loss of or damage to their properties, assets and business of such types and in such amounts as are customary in the case of entities engaged in the same or similar businesses and the Company is not in default in any material respect under any such policies;

(y)

except as would not individually or in the aggregate reasonably be expected to have a material adverse effect on the Condition of the Company: (i) the Company is not in violation of any applicable Law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company, and (iii) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws;

(z)

the Company has not and, to the knowledge of the Company, nor has any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, in the course of its actions for, or on behalf of, the Company: (i) made any direct or indirect unlawful payment to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder) (collectively, the “FCPA”) or to any “foreign public official” (as defined in the Corruption of Foreign Public Officials Act (Canada), as amended (the “CFPOA”)); (ii) violated or is in violation of any provision of the FCPA or the CFPOA or any similar anti-corruption Laws of any other jurisdiction in which the Company conducts business; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(aa)

the operations of the Company are and have been conducted in material compliance with all applicable anti-money laundering laws of the jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Body to which they are subject (collectively the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(bb)

neither the Company nor any director, officer, employee, or to the knowledge of the Company, any agent, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor is the Company located, organized or resident in a country or territory that is the subject or target of such sanctions; and the Company will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of facilitating or financing the activities of or business with any person, or in any country or territory, that currently is the subject of any sanction administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, initial purchaser, advisor, investor or otherwise) of sanctions administered by OFAC;

(cc)

the Company is the legal and beneficial owner of, has good and marketable title to, the right to use and exploit, and owns all rights, title and interest in all Company IP free and clear of all Liens except for Permitted Liens, covenants, conditions, options to purchase and restriction or, except as would not result in a material adverse effect on the Condition of the Company;

(dd)

except as would not reasonably be expected to have a material adverse effect on the Condition of the Company: (i) no action, suit, proceeding or claim is pending, nor has the Company received any notice or claim (whether written, oral or otherwise), challenging the ownership, validity or right to use any of the Company IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect to Company IP; (ii) to the knowledge of the Company, there is no Company IP being used or enforced by the Company in a manner that would result in its abandonment, cancellation or unenforceability; and (iii) to the knowledge of the Company, except in relation to certain trade-mark opposition proceedings initiated by the Company, no person is infringing upon, violating or misappropriating any material Company IP and the Company is not a party to any action or proceeding that alleges that any person has infringed, violated or misappropriated any Company IP;

(ee)

except in each case as would not reasonably be expected to have a material adverse effect on the Condition of the Company, and except in relation to open source software or commercially available off-the-shelf software: (i) the Company has entered into valid and enforceable written agreements in respect of its Licensed IP; (ii) the Company has been granted licenses and permission to use, reproduce, sub-license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to conduct the business of the Company (including, if required, the right to incorporate such Licensed IP into the Company IP); and (iii) all license agreements in respect to any Licensed IP that is material to the business of the Company are in full force and effect and the Company is not in default of any of its material obligations thereunder;

(ff)

except in each case as would not reasonably be expected to have a material adverse effect on the Condition of the Company: (i) the Company is not a party to any action or proceeding; and (ii) to the knowledge of the Company, there are no actions or proceedings threatened that allege that the Company has infringed, violated or misappropriated any Intellectual Property of any person;

(gg)	except as disclosed in the Public Disclosure Documents and except for the transactions contemplated by this Agreement, since December 31, 2019:

(i)	there has not been any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the Condition of the Company;

(ii)	there has not been any material change in any compensation arrangement or agreement with any executive officer, Board member, or management level employee;

(iii)

any declaration, setting aside, or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company; and

(iv)	there has been no transaction out of the ordinary course of business that is material to the Company;

(hh)

to the knowledge of the Company, none of the Company’s directors or officers is now, or has ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on any stock exchange;

(ii)

the minute books and corporate records of the Company made available to Bagchi Law, PLLC and Miller Thomson LLP, in connection with due diligence investigations of the Company are the original and complete minute books and records of the Company and contain, in all material respects, all proceedings of the shareholders, the Board and all committees of the Board;

(jj)

the Company’s auditors, Rosenberg Rich Baker Berman & Company, are independent public accountants within the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of British Columbia as required under Canadian Securities Laws and there has not been any disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the present or any former auditors of the Company;

(kk)

except as set forth in Section 2(kk) of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its executive officers, members of the Board, consultants or employees, or any affiliate thereof. The Company is not indebted, directly or indirectly, to any of its members of the Board, executive officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s Board members, executive officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any: (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors; (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company; or (iii) financial interest in any contract with the Company;

(ll)

the Company does not engage in: (i) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future; and

(mm)

the Company has made available to the Subscriber all the information the Subscriber has requested for deciding whether to acquire the Offered Securities, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Subscriber at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan.

Section 3 Covenants of the Company.

(1)	The Company covenants and agrees with the Subscriber, and acknowledges that the Subscriber is relying on such covenants in connection with the purchase of the Offered Securities, that:

(a)

on the Closing Date it will appoint to the Board the two nominees designated by the Subscriber in accordance with the provisions of the Nomination Rights Agreement and will enter into an Indemnification Agreement with each such nominee; and

(b)

the Company will use its reasonable commercial efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Subscriber may reasonably require from time to time for the purpose of giving effect to this Agreement and the transactions contemplated by it and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement and the transactions contemplated by it; and

(c)

Within thirty (30) days following the Closing Date, the Company shall use its best efforts to enter into employment agreements with each of Ed Wegel, Ryan Goepel and Mark Salvador on terms and conditions acceptable to the Subscriber, acting reasonably. For greater certainty such employment agreements shall contain customary non-competition, non-solicitation and other restrictive covenants for senior executives of comparable entities.

(d)

Within thirty (30) days following the Closing Date, the Company shall use its best efforts to cause Ed Wegel to transfer his ownership interest in the trademark “Global Crossing Airlines” to the Company or an affiliate.

Section 4 Representations and Warranties of the Subscriber

(1)	The Subscriber hereby represents and warrants to the Company (which representations and warranties will survive the Closing) that:

(a)	the Subscriber has completed Exhibit A and is a U.S. Person;

(b)	the Subscriber is resident in the jurisdiction set out in Exhibit A;

(c)	the Subscriber has reviewed the Acknowledgment – Personal Information as set out in Exhibit C;

(d)	the Subscriber is acquiring the Securities for its own account for investment purposes only and not with a view to any resale, distribution or other disposition;

(e)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(f)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the governing documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(h)

the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including those risks disclosed in the Public Disclosure Documents and the possible loss of the entire Purchase Price; and

(i)

the Subscriber is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the Distribution of the Securities;

(2)

In this Agreement, the term “U.S. Person” will have the meaning ascribed thereto in Regulation S, and for the purpose of this Agreement includes, but is not limited to: (a) any person in the United States; (b) any natural person resident in the United States; (c) any partnership or Company organized or incorporated under the laws of the United States; (d) any partnership or Company organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (e) any estate or trust of which any executor or administrator or trustee is a U.S. Person.

Section 5 Acknowledgements of the Subscriber

(1)	The Subscriber acknowledges and agrees that:

(a)

except for the Registration Rights Agreement, the Company has not undertaken, and will have no obligation, to register any of the Offered Securities under the U.S. Securities Act or any other applicable Laws;

(b)	the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the U.S. Questionnaire;

(c)	the Subscriber is a company and has completed Exhibit B “Corporate Placee Registration Form” (Form 4C); and

(d)

the Subscriber consents to the placement of a legend or legends on any certificate or other document evidencing any of the Offered Securities setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement, with such legend(s) to be substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY, IN THE OPINION OF COMPANY COUNSEL, OF AN EXEMPTION FROM REGISTRATION THEREUNDER.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert four months and one day from the Closing Date.].”

Section 6 Conditions of Closing.

(1)	The Closing of the sales of Offered Securities to the Subscriber is conditional upon and subject to:

(a)	the Company having obtained all necessary approvals and consents for the Offering, including without limitation the conditional approval of the TSXV and approval of the Board;

(b)

the issue and sale of the Offered Securities being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable Laws relating to the sale of the Offering Securities; and

(c)	the Subscriber shall have executed Exhibit A and Exhibit B to this Agreement.

(2)

The Subscriber’s obligations to purchase the Offered Securities at the Closing Time shall be subject to the following conditions, which conditions are for the sole benefit of the Subscriber and may be waived in writing in whole or in part by the Subscriber, in its sole discretion:

(a)	the Company and the Subscriber shall have entered into this Agreement;

(b)	the Company shall have filed and received notice of effectiveness of the Certificate of Designations from the Delaware Secretary of State;

(c)

the Subscriber shall have received at the Closing Time: (i) a stock certificate of the Company for 2,000,000 Common Shares; (ii) stock certificate of the Company for 5,537,313 Class A Common Shares; and (iii) executed Warrant certificates;

(d)

the Company shall have appointed to the Board, effective immediately following the Closing Time, as directors, two nominees designated by the Subscriber and entered into and executed an Indemnification Agreement with each such nominee;

(e)	the Company shall have appointed to the Board one observer designated by the Subscriber;

(f)	the Company and the Subscriber shall have entered into the Nomination Rights Agreement;

(g)	the Company and the Subscriber shall have entered into the Registration Rights Agreement;

(h)	Ed Wegel shall have transferred his ownership interest in the trademark “Global Crossing Airlines” to the Company on terms and conditions acceptable to the Subscriber;

(i)

the Subscriber shall have received at the Closing Time an undertaking dated the Closing Date, signed by the appropriate officers of the Company, addressed to the Subscriber, with respect to the employment agreements referred in Section 3(c) of this Agreement;

(j)

the Subscriber shall have received at the Closing Time certificates dated the Closing Date, signed by the appropriate officers of the Company, addressed to the Subscriber and its counsel, with respect to the certificate of incorporation and by-laws of the Company, the Certificate of Designations, all resolutions of the Board and other corporate action relating to this Agreement and the sale of the Offered Securities, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Subscriber may reasonably request;

(k)

the Subscriber shall have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company or any other officer acceptable to the Subscriber addressed to the Subscriber certifying, to the best of the information, knowledge and belief of each person so signing, after having made due inquiry that, except as disclosed in the Public Disclosure Documents:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Securities or any other securities of the Company has been issued or made by any Governmental Body and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by any Governmental Body;

(ii)	the Company has complied in all material respects with all the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time; and

(iii)

the representations and warranties of the Company contained in this Agreement are true and correct, in all material respects, as of the Closing Date with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby.

(l)

all consents, approvals, permits, authorization or filings as may be required by any Governmental Authority, or any other third party necessary to complete the sale of the Offered Securities as contemplated herein shall have been made or obtained;

(m)	the Common Shares shall be listed and posted for trading on the TSXV at the opening of trading on the Closing Date; and

(n)

each of the representations and warranties of the Company contained in this Agreement shall be true and correct, in all material respects, as of the Closing Time, to the satisfaction of the Subscriber, acting reasonably, and the Company shall have fulfilled each of the covenants contained in this Agreement to the satisfaction of the Subscriber.

If the Company fails to satisfy any condition described in this Section 6(2) by May 7, 2021, unless waived by the Subscriber, the Subscriber may terminate this Agreement and the transactions contemplated hereby effective immediately upon delivery of written notice thereof to the Company.

Section 7 Closing.

(1)

The closing of the purchase and sale of the Offered Securities will be completed at the Closing Time, at the offices of the Company’s counsel, or at any other place determined in writing by the Company and the Subscriber. At the Closing Time, the Company will deliver to the Subscriber:

(a)

certificates for the Common Shares, the Class A Common Shares and Warrants sold pursuant to the Offering in a form acceptable to the Subscriber, acting reasonably, and the agreements and documents required to be delivered to the Subscriber pursuant to Section 6(2) above; and

(b)

such further documentation as may be contemplated herein or as the Subscriber or the applicable Securities Commissions or the TSXV may reasonably require, against payment by the Subscriber of the purchase price for the Units, by wire transfers of immediately available funds to such account of the Company as the Company shall direct in writing.

Section 8 Indemnity.

(1)

The Company hereby covenants and agrees to indemnify and save harmless the Subscriber and each of its affiliates, and each of their respective trustees, directors, officers, partners, employees, consultants, advisors and agents (each referred to in this Section 8(1) as an “Indemnified Party”) from and against all liabilities, claims, losses, costs, damages and expenses (including, without limitation, any legal fees or other expenses reasonably suffered or incurred by any such Indemnified Party in connection with defending or investigating any of the above, which legal fees and other expenses the Company shall reimburse such Indemnified Party forthwith upon demand), but excluding any loss of profits, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)

any information or statement contained in the Public Disclosure Documents or in any certificate of the Company or of any officer of the Company delivered hereunder or pursuant hereto which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or an untrue statement of a material fact;

(b)

any omission to state in the Public Disclosure Documents or any certificate of the Company or any officer of the Company delivered hereunder or pursuant hereto, any material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

(c)

any order made or any inquiry, investigation or proceedings commenced or threatened by any Securities Commission, stock exchange or other Governmental Body based upon any actual or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated or necessary to make any statement not misleading in light of the circumstances under which it was made or any misrepresentation contained in any Offering Document, preventing or restricting the trading in or the sale or Distribution of the Offered Securities;

(d)	the non-compliance or alleged non-compliance, by the Company in respect of any requirement of Canadian Securities Laws, U.S. Securities Laws or any other applicable Laws; and/or

(e)

any breach of any representation or warranty (and the facts or circumstances underlying such breach) of the Company contained herein or in any certificate of the Company or of any officer of the Company delivered hereunder or pursuant hereto or the failure of the Company to comply with any of its covenants or obligations hereunder.

(2)

If any matter or thing contemplated by Section 8(1) (any such matter or thing being hereinafter referred to as, a “Claim”) is asserted by the Indemnified Party, the Indemnified Party shall notify the Company, as soon as practicable, of the nature of such Claim (but the omission to so notify the Company of any Claim shall not affect the Company’s liability except and only to the extent that the Company is materially prejudiced by the failure or delay to give notice). If a Claim is asserted against any Indemnified Party by a third party, the Company shall assume the defense of any suit brought to enforce such Claim, provided, however, that:

(a)	the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and

(b)

no settlement of any such Claim or admission of liability may be made by the Company without the prior written consent of the Indemnified Party, acting reasonably, unless such settlement includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and does not include a statement as to or an admission of negligence, fault, culpability or failure to act, by or on behalf of any Indemnified Party.

Section 9 Survival of Representations, etc.

The representations, warranties, obligations and agreements of the Company contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Securities shall survive for a period of one (1) year from the Closing Date and, in each case, shall continue in full force and effect unaffected by any subsequent disposition of the Offered Securities by the Subscriber or the termination of the Subscriber’ obligations.

Section 10 Personal Information

(1)

The Subscriber acknowledges and consents to the fact that the Company is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company’s registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including the Company’s legal counsel, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing the Securities as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Company, all as may be required by the Company in order to comply with the foregoing.

(2)	The Company hereby notifies the Subscriber, and the Subscriber agrees, that:

(a)

the Company may deliver to any stock exchange or securities commission having jurisdiction over the Company, the Subscriber or this Subscription, including any Securities Commission or the SEC (collectively, the “Commissions”) certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of shares or other securities of the Company owned by the Subscriber, the number of Shares purchased by the Subscriber and the total purchase price paid for such Shares and the date of distribution of the Shares;

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in securities legislation; and

(c)	such information is being collected for the purposes of the administration and enforcement of the securities laws.

Section 11 Costs.

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the purchase of the Offered Securities will be borne by the Subscriber.

Section 12 Excluded Opportunities.

The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Shares, Class A Common Shares or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity.

Section 13 Notice.

(1)

Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication (a “Communication”) that is or may be given or made hereunder shall be in writing addressed as follows:

(a)	in the case of the Company:

Global Crossing Airlines Group Inc.

4200 NW 36th Street, Miami, FL, 33166

Attention:	Ryan Goepel, EVP/Chief Financial Officer
Email Address:	ryan.goepel@globalxair.com

(b)	In the case of the Subscriber:

Ascent Global Logistics, Inc.

2068 E St, Belleville, MI, 48111

Attention:	Tom Stenglein, President & CEO
Email Address:	info@ascentgl.com

or to such other address as any of the parties may designate by notice given to the others.

(2)

Each Communication shall be personally delivered to the addressee or sent by electronic mail to the addressee and a Communication which is personally delivered or delivered by electronic mail shall, if delivered before 5:00 p.m. (Miami time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered.

Section 14 Governing Law; Submission to Jurisdiction; Trial by Jury.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Delaware Chancery Court, Wilmington Delaware, or in the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Subscriber agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Subscriber hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15 Time.

Time shall be of the essence of this Agreement.

Section 16 Headings.

Headings are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 17 Successors and Assigns.

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns and upon the heirs, executors, legal representatives, successors and permitted assigns. Save and except for a transfer to an affiliate by the Subscriber, no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.

Section 18 Severability.

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this agreement and shall be severable from this Agreement.

Section 19 Public Announcements.

The Company agrees that it shall not make any public announcements regarding the transactions contemplated hereunder without the prior written consent of the Subscriber such consent not to be unreasonably withheld.

Section 20 Entire Agreement.

This Agreement and the other documents referred to in this Agreement constitute the entire agreement among the Subscriber and the Company relating to the subject matter of this Agreement and supersede all prior agreements among those parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement including, without limitation, the Term Sheet between the Company and the Subscriber dated March 27, 2021.

Section 21 Counterparts.

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile or by email in PDF and all such counterparts and electronic copies shall constitute one and the same agreement.

[next page is the signature page]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

GLOBAL CROSSING AIRLINES GROUP INC.

By:	/s/ Edward Wegel
Name: Edward Wegel
Title: CEO

ASCENT GLOBAL LOGISTICS, INC.

By:	/s/ Tom Stenglein
Name: Tom Stenglein
Title: President and CEO

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

GLOBAL CROSSING AIRLINES GROUP INC.

By:
Name:
Title:

:

ASCENT GLOBAL LOGISTICS, INC.

By:	/s/ Tom Stenglein
Name: Tom Stenglein
Title: President and CEO

EXHIBIT A

UNITED STATES ACCREDITED INVESTOR QUESTIONNAIRE

TO: GLOBAL CROSSING AIRLINES GROUP INC. (the “Company”)

RE: Purchase of Units (the “Securities”) of the Company

Capitalized terms used in this U.S. Questionnaire (this “Questionnaire”) and not specifically defined have the meaning ascribed to them in the Securities Purchase Agreement (the “Subscription Agreement”) between the undersigned (the “Subscriber”) and the Company to which this Exhibit A is attached.

This Questionnaire applies only to persons that are U.S. Purchasers. A “U.S. Purchaser” is: (a) any U.S. Person, (b) any person purchasing the Securities on behalf of any U.S. Person, (c) any person that receives or received an offer of the Securities while in the United States, or (d) any person that is in the United States at the time the Subscriber’s buy order was made or the Subscription Agreement was executed or delivered.

The Subscriber understands and agrees that none of the Securities have been or will be registered under the 1933 Act, or applicable state, provincial or foreign securities laws, and the Securities are being offered and sold to the Subscriber in reliance upon the exemption provided in Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act for non-public offerings. The Securities are being offered and sold within the United States only to “accredited investors” as defined in Rule 501(a) of Regulation D. The Securities offered hereby are not transferable except in accordance with the restrictions described herein.

The Subscriber represents, warrants, and certifies to, and covenants and agrees with, the Company (which representations, warranties, covenants, agreements and certifications will survive the Closing), and acknowledges that the Company is relying thereon, that:

1.	it is not resident in Canada;

2.

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

3.

the Company has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

4.

it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

5.

it (a) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (b) has no need for liquidity in an investment in the Securities, and (c) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

6.

if the Subscriber is an individual (that is, a natural person and not a Company, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

a natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds US$1,000,000. For purposes of this category, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (a) any mortgage amount in excess of the home’s fair market value and (b) any mortgage amount that was borrowed during the 60 day period before the Closing Date for the purpose of investing in the Securities, a natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, a director, executive officer, or general partner of the Company;

an individual holding in good standing any of the general securities representative license (Series 7), the investment adviser representative license (Series 65), or the private securities offerings representative license (Series 82); or

Any natural person who is a “knowledgeable employee,” as defined in rule 3c5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the Company of the securities being offered or sold where the Company would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

7.	if the Subscriber is a Company, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a Company, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States) (“Advisers Act”);

a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act), of a family office meeting the requirements for a “family office” above and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family client is capable of evaluating the merits and risks of the prospective investment;

a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

an entity in which all of the equity owners satisfy the requirements of one or more of the categories set forth in Section 6 of this Questionnaire;

any bank as defined in Section 3(a)(2) of the 1933 Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity;

any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

any insurance company as defined in Section 2(a)(13) of the 1933 Act;

any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act;

any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or

any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

8.

it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

9.	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities, directly or indirectly, unless:

(a)	the sale is to the Company,

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

(c)

the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws, or

(d)	the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and

(e)	it has, prior to such sale pursuant to subsection (c) or (d), furnished to the Company an opinion of counsel of recognized standing reasonably satisfactory to the Company, to such effect;

10.

it understands and acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend (in addition to the legends required by Canadian securities laws and the TSX Venture Exchange) in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GLOBAL CROSSING AIRLINES INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any of the Securities are being sold pursuant to Rule 144 under the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Company’s registrar and transfer agent of an opinion satisfactory to the Company and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws;

11.

it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities. In particular, no determination has been made whether the Company will be a “passive Foreign investment company” within the meaning of Section 1291 of the United States Internal Revenue Code;

12.

it understands and agrees that the financial statements of the Company have been prepared in accordance with International Financial Reporting Standards, which differ from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

13.

it consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Questionnaire and the Subscription Agreement;

14.

it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the “United States”), is a “U.S. Person” as such term is defined in Regulation S or was in the United States at the time the Securities were offered or the Subscription Agreement was executed;

15.

it understands and acknowledges that (i) if the Company is ever deemed to be, or to have been at any time previously, an Company with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the 1933 Act may not be available for resales of the Securities, and (ii) the Company is not obligated to take, and have no present intention of taking, any action to make Rule 144 under the U.S. Securities Act (or any other exemption) available for resales of the Securities;

16.	it understands and acknowledges that the Company is not obligated to remain a “foreign Company”;

17.

(a) the funds representing the Subscription Amount which will be advanced by it to the Company will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, as may be amended from time to time (the “PATRIOT Act”), and it acknowledges that the Company may in the future be required by law to disclose its name and other information relating to the Offering and its subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and (b) no portion of the Subscription Amount to be provided by it (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity that has not been identified to or by it, and it shall promptly notify the Company if it discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

The Subscriber agrees that the above representations and warranties will be true and correct both as of the execution of this Questionnaire and as of the Closing and acknowledges that they will survive the completion of the issue of the Securities.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The Subscriber acknowledges that the foregoing representations and warranties are made by the Subscriber with the intent that they be relied upon in determining the suitability of the Subscriber to acquire the Securities and that this Questionnaire is incorporated into and forms part of the Agreement. The Subscriber undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

By completing this Questionnaire, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority and acknowledges that such information may be made available to the public under applicable laws.

Dated                                                              , 2021.

X
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (please print)

Name of authorized signatory (please print)

EXHIBIT B

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The Company, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Company, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name:

(b)	Complete Address:

(c)	Jurisdiction of Incorporation or Creation:

2.	(a) Is the Placee purchasing securities as a portfolio manager: (Yes/No)?

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)?

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

it is purchasing securities of an Company on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in                                      [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Company;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than C$20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Company, and the persons that carry on investor relations activities for the Company has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of Control Persons of the Placee:

Name*	City	Province or State	Country

*	If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement—Personal Information and Securities Laws

(a)	“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at

on                                              , 2021.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

EXHIBIT C

ACKNOWLEDGEMENT – PERSONAL INFORMATION

1.

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the “Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Company or Applicant and use it for the following purposes:

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about each individual;

(c)	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Company or Applicant;

(d)	to consider the eligibility of the Company or Applicant to list on the Exchange;

(e)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Company, or its associates or affiliates;

(f)	to conduct enforcement proceedings; and

(g)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations service providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

2.

The Commissions may indirectly collect the Personal Information under the authority granted to them by securities legislation. The Personal Information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction of each such Commission.

For questions about the collection of Personal Information by the British Columbia Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, 12th Floor, 701 West Georgia Street, Box 10142, Vancouver, BC V7Y 1L2, phone: (604) 899-6854.

EXHIBIT D

FORM OF WARRANT

Final Form

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY, AND ANY SECURITIES ISSUABLE UPON EXERCISE OF SUCH SECURITIES, WILL NOT TRADE THE SECURITIES BEFORE [•], 2021.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GLOBAL CROSSING AIRLINES INC. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

Warrant Certificate	2021-[●]	Number of Warrants:	[●]
Number:

COMMON STOCK PURCHASE WARRANT

For the Purchase of 7,537,313 Shares of Common Stock

of

GLOBAL CROSSING AIRLINES GROUP INC.

Purchase Warrant. THIS CERTIFIES THAT, in consideration for the subscription of Units pursuant to that certain Securities Purchase Agreement, dated on or about April 20, 2021, by and between Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”), and Ascent Global Logistics, Inc. 2068 E Street, Belleville, MI, 48111 (“Holder”), to which this “Purchase Warrant” is attached (the “Subscription Agreement”), Holder is entitled, at any time or from time to time from the date of the closing of Holder’s subscription of Units pursuant to the Subscription Agreement (the “Effective Date”), and at or before 5:00 p.m., Eastern time, sixty (60) months from the Effective Date (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 7,537,313 shares of common stock of the Company, par value $0.001 per share (the “Shares”), subject to adjustment as provided in Section 4 hereof. If the Expiration Date is a day on which banking institutions are authorized by applicable law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at US$1.50 per Share; provided, however, that upon the occurrence of any of the events specified in Section 4 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

1.	Exercise.

1.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.Within 5 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) and compliance with Sections herein, the Company at its expense shall issue in the name of and deliver to the Holder (i) a certificate or certificates for the number of fully paid and non-assessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Sections herein), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

1.2 Restriction on Exercise. Notwithstanding anything to the contrary contained in this Purchase Warrant, the Purchase Warrants shall not be exercisable by the Holder, and the Company shall not effect any exercise of the Purchase Warrant or otherwise issue any Shares pursuant hereto, to the extent (but only to the extent) that, after giving effect to such exercise, the Holder and its affiliates collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding Shares of the Company after such exercise. To the extent the above limitation applies, the determination of whether the Purchase Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise the Purchase Warrant or to issue Shares pursuant to this Section 1.2 shall have any effect on the applicability of the provisions of this Section 1.2 with respect to any subsequent determination of convertibility. For purposes of this Section 1.2, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”). The limitations contained in this Section 1.2 shall apply to a successor holder of the Purchase Warrant. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Shares, including, without limitation, pursuant to this Purchase Warrant.

1.3 Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable in exchange for the shares of Common Stock), or in case the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its shares or assets to another corporation or entity (any such reorganization or other event hereafter being referred to as a “Fundamental Transaction”), then and in each such case this Purchase Warrant, as and at any time after the consummation of such Fundamental Transaction, shall be exercisable for such stock or other securities for which this Purchase Warrant would have exercisable immediately prior to any such Reorganization (the “Alternate Consideration”). To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Purchase Warrant consistent with the foregoing provisions and evidencing the holder’s right to exercise such Purchase Warrant into the Alternate Consideration. The terms of any agreement to which the Company is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 1.3 and ensuring that the Common Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. In the event of the merger or consolidation of the Company with or into another corporation, the shares of Common Stock shall maintain their relative rank, powers, designations and preferences and no merger shall have a result inconsistent therewith. The Company shall cause to be delivered (via overnight courier, facsimile or email) to the Holder, at its last address as it shall appear upon the books and records of the Company, written notice of any Fundamental Transaction at least ten (10) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

1.4 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

In addition, until the date that is four months and one day after the issuance of this Purchase Warrant, each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [•], 2021.”

2. Transfer.

2.1 General Restrictions. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

2.2 Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Cozen O’Connor shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

3. New Purchase Warrants to be Issued.

3.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

3.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

4. Adjustments.

4.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

4.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 4.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

4.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 4.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

4.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 4.1.1 or 4.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation or other entity (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the shares or property of the Company as an entirety or substantially as an entirety, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive, as if on an “as exercised basis” notwithstanding no actual exercise, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise (including for greater certainty as if on an “as exercised basis” notwithstanding no actual exercise) of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 4.1.1 or 4.1.2, then such adjustment shall be made pursuant to Sections 4.1.1, 4.1.2 and this Section 4.1.3. The provisions of this Section 4.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

4.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 4, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Effective Date or the computation thereof.

4.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation or other entity (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation or other entity formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 4. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

4.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

5. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Warrants and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to: (i) cause all Shares issuable upon exercise of the Purchase Warrants to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares may then be listed and/or quoted; (ii) make all requisite filings under the Securities Act (British Columbia) and the U.S. Securities Act, the regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such legislation and regulations and all applicable securities regulations; and (iii) to preserve and maintain its corporate existence.

5. Certain Notice Requirements.

5.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 4 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

5.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 5 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

5.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

5.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder, to the name and address of the Holder set out on page 1 of this Warrant Certificate.

If to the Company:

Global Crossing Airlines Group

Bldg. 5A, Miami Int’l Airport, 4th Floor.

4200 NW 36th Street, Miami, FL, 33166

Attention: Ryan Goepel, EVP/Chief Financial Office

Email Address:             ryan.goepel@globalxair.com

with a copy (which shall not constitute notice) to:

Cozen O’Connor

200 S. Biscayne Blvd.

Miami, FL 33131

Attn: Jahan Islami, Esq.; Martin Schrier, Esq.

Email Address: JIslami@cozen.com; MSchrier@cozen.com

6. Miscellaneous.

6.1 Amendments. Except as otherwise provided herein, this Purchase Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Purchase Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.2 Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this agreement and shall be severable from this Agreement.

6.3 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

6.4 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

6.5 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

6.6 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the Delaware Chancery Court, Wilmington Delaware, or in the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.7 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

6.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

6.9 Electronic Signature. This Warrant Certificate may be electronically signed on behalf of the Corporation by the Authorized Signing Officer of the Company and such electronic signature shall be deemed an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the [•] day of [•], 2021.

GLOBAL CROSSING AIRLINES GROUP INC.

By:
Name: Sheila Paine
Title: Corporate Secretary

[Form to be used to exercise Purchase Warrant]

Date: _______________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for    shares of common stock, par value $0.001 per share (the “Shares”), of Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”), and hereby makes payment of $                (at the rate of $                            per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant): FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.001 per share, of Global Crossing Airlines Group Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT E

FORM OF INDEMNIFICATION AGREEMENT

Final Form

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into on April [•], 2021 between Global Crossing Airlines Group Inc., a corporation domesticated under the laws of the State of Delaware (the “Company”) and [•] (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors and officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. The By-laws of the Company permit indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “Act”).

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stakeholders and that the Company should act to assure such persons certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company, honestly and in good faith with a view to the best interests of the Company, on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the promises herein contained, and in consideration of good and valuable consideration (the receipt of which is hereby acknowledged) and Indemnitee’s agreement to serve as a director from and after the date hereof, the Company and Indemnitee do hereby covenant and agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In the event that the approval of the Court is required to effect any indemnification granted hereunder, the Company agrees to make application for and use its best efforts to obtain the Court’s approval to such indemnification provided that the Indemnitee has fulfilled the conditions set forth in Subsections 1(a)(i) and (ii) below. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company.

Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee (i) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, (ii) had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or on behalf of the Company or another entity to procure a judgment in its favour. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee has fulfilled the conditions set forth in Subsections 1(a)(i) and (ii) above; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding except with the approval of a court as contemplated by the Act.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Indemnification of Appointing Shareholder.

If (i) Indemnitee is or was affiliated with one or more investor that has invested in the Company (an “Appointing Shareholder”), and (ii) the Appointing Shareholder is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of Appointing Shareholder’s position as a stockholder of, or lender to, the Company, or Appointing Shareholder’s appointment of or affiliation with Indemnitee or any other director, including without limitation any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Appointing Shareholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of the Appointing Shareholder.

The rights provided to the Appointing Shareholder under this Section 1(d) shall (i) be suspended during any period during which the Appointing Shareholder does not have a representative on the Company’s Board; provided, however, that in the event of any such suspension or termination, the Appointing Shareholder’s rights to indemnification will not be suspended or terminated with respect to any Proceeding based in whole or in part on facts and circumstances occurring at any time prior to such suspension or termination regardless of whether the Proceeding arises before or after such suspension or termination. The Company and Indemnitee agree that the Appointing Shareholder is an express third party beneficiary of the terms of this Section 1(d).

The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by Ascent Global Logistics, Inc. and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 1(d).

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the

Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), subject to receipt of court approval if required pursuant to Section 124(4) of the Act, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall, subject to receipt of court approval if required pursuant to the Act, contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) To the fullest extent permissible under applicable law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, but subject to receipt of court approval if required under the Act, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee indemnification to the fullest extent permitted by applicable laws and public policies. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The corporate secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the shareholders of the Company. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Applicable Court or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(g) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Subject to the terms of this agreement and applicable law, any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence (i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the Province of Quebec, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) Subject to the Act, in the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. Subject to the Act, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the By-laws, any agreement, a vote of shareholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the indemnification provisions or other provisions in the Act, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the United States Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter for the longer of (i) six years after the end of the period Indemnitee is an officer or director of the Company and (ii) so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a “bar order” or equivalent order which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

13. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, provincial, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or Appointing Shareholder shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee and Appointing Shareholder indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:
Global Crossing Airlines Group Inc. 4200 NW 36th Street, Miami, FL, 33166

Attention: Ryan Goepel, EVP/Chief Financial Officer
Email Address: ryan.goepel@kglobalxair.com

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of Delaware, and not in any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the courts of the state of Delaware, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY

GLOBAL CROSSING AIRLINES GROUP INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

EXHIBIT F

DISCLOSURE SCHEDULE

This Disclosure Schedule is being delivered to the Subscriber in connection with the Securities Purchase Agreement (the “Agreement”), dated as of April 20, 2021, between the Company and the Subscriber. This letter, together with its Sections, forms one document which is the Disclosure Schedule.

No item in this Disclosure Schedule relating to any possible breach or violation of any agreement, Law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, and nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any third party or shall confer or give to any third party any remedy, claim, liability, reimbursement, cause of action, or other right.

Capitalized terms used herein and not otherwise defined have the meanings given to them in the Agreement. References to articles, section numbers or Sections are references to the relevant articles, sections or Sections of the Agreement.

The fact that any item of information is contained herein shall not mean that such information is required to be disclosed in or by the Agreement, or to mean that such information is material.

This Disclosure Schedule is private and confidential. All of the information contained in this Disclosure Schedule is provided as of the date of the Agreement.

Section 2(a)

The Company has the following subsidiaries:

Name	Place of incorporation	Interest %	Principal activity
Global Crossing Airlines, Inc.	Delaware, United States	100% ownership by Global Crossing Airlines Group Inc.	Start-up of a US charter airline

Global Crossing Airlines, LLC	Florida, United States	100% ownership by Global Crossing Airlines Inc.	Operating Company

GlobalX Ground Team, LLC	Florida, United States	50% ownership by Global Crossing Airlines Inc.	Airline ground services

CubaX Air Tours, LLC	Florida, United States	100% ownership by Global Crossing Airlines Inc.	Air charter service

Canada Jetlines Operations Ltd.	Canada	100% ownership by the Global Crossing Airlines Group Inc.	Start-up of a ULCC scheduled airline service

GlobalX A320 Aircraft Acquisition Corp.	British Columbia, Canada	100% ownership by Global Crossing Airlines Group Inc.	Inactive subsidiary

GlobalX A321 Aircraft Acquisition Corp, Inc.	Nevada, United States	100% ownership by GlobalX A320 Aircraft Acquisition Corp.	Inactive subsidiary

GlobalX Travel Technologies, Inc.	Delaware, United States	100% ownership by The Company	Acquire and develop travel technology

The other 50% of GlobalX Ground Team, LLC is owned by KD Holdings who are the owners of Global Aviation services, a Canadian-owned Ground Handling Company.

Section 2(f)

The Company requires the consent of the TSX Venture Exchange to complete the Offering.

Section 2(u)1

The Company has the following trademarks:

Applications

2

Registered Trademarks

IP Office	Title	Image	Status	Registration Number	Owner
United States	Jetlines	Jetlines	Registered	5,899,909	Canada Jetlines Ltd.
United States	Canada Jetlines	Canada Jetlines	Registered	5,893,966	Canada Jetlines Ltd.
Canada	Jetlines	Jetlines	Registered	TMA1,035,737	Canada Jetlines Ltd.
Canada	Canada Jetlines	Canada Jetlines	Registered	TMA1,035,710	Canada Jetlines Ltd.

Section 2(cc)

The trademark for Global Crossing Airlines is currently owned by Ed Wegel.

Section 2(gg)

The Company’s Board members are paid a quarterly retainer of $6,000 per quarter with an additional $3,000 per quarter for each committee.

The current annual salaries of the Company’s executive officers are as follows:

Ed Wegel	$180,000
Ryan Goepel	$144,000
Mark Salvador	$144,000
Juan Nunez	$144,000
George Hambrick	$144,000

All executives have been accepting reduced pay until the completion of FAA certification. These executives have been paid $9,000 per month and Ed Wegel has been paid less than this amount per month. All unpaid amounts are accrued on the Company’s balance sheet.

Section 2(kk)The Company has employment agreements with the following employees:

3

First Name	Last Name
Alfredo	Armas
Catherine	Carbonell
Alexander	Garita
Angel	Romero
DHARMESH	KAUSHIK
Duck enson	Charles
Edgar	Green
Felix	Burgos
Fernando	Donado
Firas	Alotaibi
Francisco	Arguello
George	Hambrick
Gianni	Laracuente
Haytham	Ibrahim
Isabel	Henao
Jacquelyn	Williams

4

Jeffrey	Aguirre
Jennifer	Alfonso
Jesus	Rivera
Joanna	Quintana
Joel	Harreld
Jose	Gonzalez
Jose	Fernandez
Kenny	Roy
Laura	Gonzalez
Leyla	Rojas
Lissette	Rivero
Lizette	Hernandez
Luis	Montiel
Marcia	Tassinari
Marjorie	Hernandez
Monika	Shah
Noslen	Perez
Ramirez
Oscar	Rivera
Paula	Nelson
RJ	Gomez
Roberto	Dardano
Ronald	Garcia
Ryan	Spellman
Sole	Garcia

5

Steven	Cabrera
Varun	Nandlal
Victoria	Vera
Wendi	Allen
Yamila	Ali
Yanira	Rodriguez
Yolanda	Correa

•	Zygimantas Surintas, a director of the Company, is the Chief Executive Officer for Smartlynx Airlines and the Company has an ACMI Agreement with Smartlynx Airlines

6

EXHIBIT G

FORM OF NOMINATION RIGHTS AGREEMENT

Final Form

NOMINATION RIGHTS AGREEMENT

THIS NOMINATION RIGHTS AGREEMENT (this “Agreement”) is made on the •th day of

April, 2021,

BETWEEN:

GLOBAL CROSSING AIRLINES GROUP INC., a company domesticated under the laws of the State of Delaware having its head office at 4200 NW 36th Street, Miami, FL, 33166

(the “Company”),

AND:

ASCENT GLOBAL LOGISTICS, INC., a company incorporated under the laws of the State of Delaware having its head office at 2068 E Street, Belleville, MI, 48111

(“Ascent”).

WHEREAS:

A.

Pursuant to that certain Securities Purchase Agreement, dated April 20th, 2021 (the “Purchase Agreement”), by and between Ascent and the Company, Ascent has agreed to subscribe for and purchase: (i) 2,000,000 Units (the “Common Units”) at a price of US$1.29 per Common Unit. Each Common Unit is comprised of one Common Share (each, a “Common Share”) and one warrant to purchase Common Shares (each, a “Warrant”). Each Warrant entitles the holder thereof to acquire one Common Share of the Company (each, a “Warrant Share”) at a price of US$1.50 per Warrant Share; and (ii) 5,537,313 Units (the “Class A Common Units”) at a price of US$1.34 per Class A Common Unit. Each Class A Common Unit is comprised of one Class A Common Share, having the rights and designations set forth therefor on the Certificate of Designations (each a “Class A Common Share”) and one Warrant to purchase Common Shares at a price of US$1.50 per Common Share. Each Warrant entitles the holder thereof to acquire one Common Share of the Company at a price of US$1.50 per Warrant Share.

B.

Upon completion of the transactions contemplated by the Purchase Agreement, Ascent will Own approximately 4.95% of the issued and outstanding Common Shares, prior to the conversion of any Class A Common Shares or exercise of any Warrants for Warrant Shares.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS

Where used in this Agreement, or in any amendment to this Agreement, the following terms will have the following meanings, respectively:

“affiliate” means an affiliate as defined in National Instrument 45-106 – Prospectus Exemptions;

“Business Day” means a day which is not a Saturday, a Sunday or a day on which banks are not open for business in Miami Florida and Belleville Michigan;

Final Form

“Class A Shares” means the class of non-voting common stock of the Company with the rights and privileges set forth in the Certificate of Designations that is separate and distinct from the Common Shares;

“Common Shares” means the common stock of the Company, par value $0.001 per share, as constituted on the date hereof;

“Nomination Notice” has the meaning ascribed thereto in Section 3(b);

“Nomination Right” has the meaning ascribed thereto in Section 2;

“Nomination Right Notice Period” has the meaning ascribed thereto in Section 3(b); and

“Own” means beneficially own, directly or indirectly, and “Owned” shall have a corresponding meaning;

“Ownership Threshold” means Ownership of at least 4% of the aggregate of Common Shares and Class A Shares. Such ownership calculation shall be determined by a formula: (i) the numerator of which shall be the sum of the Common Shares, the Class “A” Shares and the Warrants to purchase Warrant Shares, calculated on an “as converted”/”as exercised” basis, Owned by Ascent, together with its affiliates, and (ii) the denominator of which shall be the sum of all Common Shares that are issued and outstanding, and the number of Class “A” Shares Owned by Ascent, together with its affiliates, calculated on an ”as converted” basis;

“Person” means a natural person, partnership, limited partnership, limited liability partnership, company, corporation, limited liability corporation, unlimited corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental authority.

2. ASCENT NOMINATION RIGHTS

(a)

Ascent has, provided that it, together with its affiliates, Owns the Ownership Threshold, the right to nominate two persons for election to the board of directors of the Company at every meeting (or action) of shareholders of the Company where directors of the Company are to be elected (the “Nomination Right”).

(b)

Ascent has, provided that it, together with its affiliates, Owns the Ownership Threshold, the right to appoint one person to serve as an observer to the board of directors of the Company (the “Appointment Right”). Such appointee will have the right to attend all meetings of the board of directors of the Company in a nonvoting observer capacity, and to receive copies of all notices, minutes, consents, and other materials the Company provides to members of its board of directors.

3. NOMINATION AND APPOINTMENT PROCEDURES

For so long as Ascent, together with its affiliates, has the Nomination Right and/or the Appointment Right:

(a)

No earlier than 75 days and no later than 45 days prior to the date of each annual general meeting of the Company (or no earlier than 60 days and no later than 45 days prior to the date of each special meeting of shareholders of the Company called for the purpose of electing directors to the board of directors of the Company), the Company shall notify Ascent in writing of the date of the annual general meeting of the Company (or special meeting of shareholders) (the “Company Notice”).

Final Form

(b)

Ascent shall have the right and option, exercisable within ten (10) days from receipt of the Company Notice (the “Nomination Right Notice Period”) by notice to the Company (the “Nomination Notice”) to exercise the Nomination Right and/or the Appointment Right. If Ascent wishes to exercise the Nomination Right, it shall specify in the Nomination Notice the names of the persons to be nominated for election to the board of directors of the Company and confirm that the nominees are eligible to act as a directors under the laws of the State of Delaware (and, if applicable, the policies of the TSX Venture Exchange) or, if the Company has been continued or is otherwise governed by another statute or regime, that the nominee is eligible to act as a director under such statute or regime.

(c)

If Ascent fails to deliver a Nomination Notice in response to a Company Notice within the Nomination Right Notice Period or waives its rights hereunder following receipt of a Company Notice, then Ascent shall not have the right to nominate a person for election to the board of directors of the Company until the next annual general meeting of the Company (or special meeting of shareholders of the Company called for the purpose of electing directors to the board of directors of the Company).

(d)

If Ascent delivers a Nomination Notice in response to a Company Notice within the Nomination Right Notice Period, the Company shall: (i) nominate Ascent’s nominees to stand for election to the board of directors of the Company at the annual general meeting of the Company (or special meeting of shareholders of the Company called for the purpose of electing directors to the board of directors of the Company); (ii) recommend that shareholders of the Company vote “FOR” Ascent’s nominees in the Company’s Management Information Circular or Proxy Circular associated therewith; and (iii) solicit proxies from the holders of Common Shares in respect of Ascent’s nominees. For greater certainty and for the avoidance of doubt, the Company shall include the names of Ascent’s nominees to stand for election to the board of directors of the Company in the proxy to be delivered to each holder of the Common Shares in respect of the annual general meeting of the Company (or special meeting of shareholders of the Company called for the purpose of electing directors to the board of directors of the Company). Ascent shall also provide to the Company such other information regarding Ascent’s nominees as is reasonably requested by the Company so as to comply with applicable proxy disclosure requirements.

(e)

Subject to the rules of any stock exchange upon which the Common Shares are listed, if Ascent’s nominees are not elected to the to the board of directors of the Company at an annual general meeting of the Company (or special meeting of shareholders of the Company called for the purpose of electing directors to the board of directors of the Company), the Company covenants and agrees to increase the size of its board of directors and to appoint Ascent’s nominees to the board of directors until the following annual general meeting of the Company (or special meeting of shareholders of the Company called for the purpose of electing directors to the Board of directors of the Company). The Company will use its commercially reasonable efforts to cause its board of directors to take all required action as promptly as commercially practicable to make the appointments described herein in full satisfaction of Ascent’s Nomination Right and Appointment Right.

(f)

If one or more of Ascent’s nominees is no longer able to serve as a director of the Company or observer to the board of directors of the Company, Ascent shall have the right to appoint one or more director or observer to replace such nominee(s) pursuant to the procedures and conditions set forth herein.

(g)

To the extent not prohibited by law, one nominee shall be entitled to serve on each of the committees of the Company’s board of directors (provided it need not be the same individual nominee on each committee) and shall be treated in a manner consistent with, and in no way subordinate to, the other members of the Company’s board of directors.

Final Form

(h)

For as long as Ascent is entitled to the Nomination Right and the Appointment Rights, the Company covenants and agrees to subscribe for, maintain and keep current a Directors’ and Officers’ Insurance Policy in an amount and on terms and conditions that are comparable (as determined by the Board of Directors of the Company in good faith) to public companies having a similar market capitalization on any stock exchange where the Common Shares are listed or posted for trading.

(i)

For as long as Ascent is entitled to the Nomination Right and the Appointment Rights, the Company covenants and agrees to enter into an indemnification agreement with each of Ascent’s nominees designated pursuant to Ascent’s Nomination Right in the form attached hereto as Exhibit A.

4. MISCELLANEOUS

(a)

In the event that one or more provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect.

(b)	All notices or other communications to be given hereunder shall be delivered by hand or email to such party as follows:

(a)	in the case of the Company:

Global Crossing Airlines Group Inc.
4200 NW 36th Street, Miami, FL, 33166

	Attention:	Ryan Goepel, EVP/Chief Financial Officer
	Email Address:	ryan.goepel@globalxair.com

(b)	In the case of Ascent:

Ascent Global Logistics, Inc.
2068 E Street, Belleville, MI, 48111

	Attention:	Tom Stenglein, President & CEO
	Email Address:	info@ascentgl.com

or to such addresses as each Party may from time to time specify by notice. Any notice will be deemed to have been given and received:

(i)

if personally delivered, then on the day of personal service to the recipient Party, provided that if such date is a day other than a Business Day such notice will be deemed to have been given and received on the first Business Day following the date of personal service;

(ii)

if sent by facsimile transmission and successfully transmitted prior to 5:00 pm on a Business Day (recipient Party time), then on that Business Day, and if transmitted after 4:00 pm on that day then on the first Business Day following the date of transmission.

Final Form

(c)

Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(d)	This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Nomination Rights Agreement.

(e)	Time is of the essence with respect to the rights set forth in this Agreement.

(f)

This Agreement and the Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law or by anyone else.

(g)	The parties to this Agreement may amend this Agreement only in writing signed by an authorized representative of each party.

(h)	This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their respective successors and permitted assigns.

(i)

This Agreement becomes effective immediately following the completion of the transactions contemplated in the Purchase Agreement and is entered into for an indefinite period of time and shall terminate as of the date on which Ascent, together with its Affiliates, no longer Owns the Ownership Threshold (the “Termination Date”). Within three Business Days after the Termination Date Ascent shall notify the Company and, promptly following the written request of the board of directors of the Company, shall cause the nominee or nominees, as applicable, to execute and deliver a written resignation which shall be effective with respect the Company, and any subsidiary of the Company for which such nominee serves as a director on the date of such resignation, and shall not permit any such nominee or nominees to revoke any such resignation.

(j)

The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Shares or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Delaware Chancery Court, Wilmington Delaware, or in the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any

Final Form

action, proceeding or claim. The Company and the Subscriber agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Subscriber hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(k)	This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

Final Form

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GLOBAL CROSSING AIRLINES GROUP INC.

By:
Name:
Title:

ASCENT GLOBAL LOGISTICS, INC.

By:	/s/ Tom Stenglein
Name: Tom Stenglein
Title: President and CEO

Final Form

Exhibit A

Form of Indemnification Agreement

EXHIBIT H

FORM OF REGISTRATION RIGHTS AGREEMENT

Final Form

GLOBAL CROSSING AIRLINES GROUP INC.

and

ASCENT GLOBAL LOGISTICS, INC.

REGISTRATION RIGHTS AGREEMENT

April [•], 2021

ADDENDA

Schedule “A” Registration Procedures

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made this [•] day of April, 2021 between Global Crossing Airlines Group Inc., a company domesticated under the laws of the State of Delaware (the “Company”) and Ascent Global Logistics, a company incorporated under the laws of the State of Delaware (“Ascent”).

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

INTERPRETATION AND GENERAL MATTERS

Section 1.1 Definitions.

Terms used in this Agreement shall have the meanings set forth below:

“Affiliate” has the meaning ascribed thereto in National Instrument 62-104 – Take Over Bids and Issuer Bids as in effect as of the date hereof.

“Agreement,” “this Agreement,” “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and similar expressions mean this Agreement, including all of its schedules and all instruments supplementing, amending or confirming this Agreement, as amended from time to time in accordance with its terms.

“Arbitration Notice” has the meaning ascribed thereto in Section 4.11.

“Ascent” has the meaning ascribed thereto in the preamble.

“Associate” has the meaning ascribed thereto in National Instrument 62-104 – Take Over Bids and Issuer Bids as in effect as of the date hereof.

“Board” means the board of directors of the Company, as constituted from time to time.

“Business Day” means any day which is not a Saturday, a Sunday or a day on which the principal commercial banks located in the City of Miami, FL. or Belleville, MI. are not open for business during normal banking hours.

“Canadian Prospectus” means, as the context requires, a “preliminary prospectus,” “amended and restated preliminary prospectus” and a “final prospectus” as those terms are used in the Securities Act and including, without limitation, all amendments and all supplements thereto and all documents incorporated or deemed to be incorporated by reference therein, and includes, for the avoidance of doubt, a base shelf prospectus.

“Canadian Securities Authorities” means any of the British Columbia Securities Commission, Alberta Securities Commission, Financial and Consumer Affairs Authority of Saskatchewan, Manitoba Securities Commission, Ontario Securities Commission, Financial and Consumer Services Commission (New Brunswick), Nova Scotia Securities

Commission, Office of the Superintendent of Securities (Prince Edward Island), Office of the Superintendent of Securities Service (Newfoundland and Labrador), Office of the Superintendent of Securities (Northwest Territories), Office of the Yukon Superintendent of Securities, Nunavut Securities Office, and any of their successors.

“Canadian Securities Laws” means the securities laws, regulations and rules of each of the provinces and territories of Canada (other than Quebec), the forms and disclosure requirements made or promulgated under those laws, regulations or rules, the policy statements, rules, orders and companion policies of or administered by the Canadian Securities Authorities, and applicable discretionary rulings, blanket orders or orders issued by the Canadian Securities Authorities pursuant to such laws, regulations, rules and policy statements, all as amended and in effect from time to time.

“Common Shares” means the common shares in the capital of the Company, including any securities into which such Common Shares may be changed, exchanged, reorganized or reclassified.

“Company” has the meaning ascribed thereto in the preamble.

“Convertible Non-Voting Shares” means the Class “A” Common Shares in the capital of the Company.

“Demand Canadian Prospectus” has the meaning ascribed thereto in Section 2.1(3).

“Demand Registration” has the meaning ascribed thereto in Section 2.1(1).

“Demand Registration Request” has the meaning ascribed thereto in Section 2.1(1).

“Demand Registration Statement” has the meaning ascribed thereto in Section 2.1(3).

“Dispute” has the meaning ascribed thereto in Section 4.11.

“Distribution” means a distribution of Common Shares to the public by way of a Registration Statement or Canadian Prospectus.

“Distribution Expenses” means all fees and expenses incurred by the Company in connection with any Distribution conducted pursuant to this Agreement, including, without limitation:

(a)	all fees, disbursements and expenses of legal counsel and auditors to the Company;

(b)

all expenses in connection with the preparation, translation, printing and filing of any Registration Statement or Canadian Prospectus and the mailing and delivering of copies thereof to any underwriters and dealers;

(c)	all filing fees of any Securities Regulator;

(d)	all transfer agents’, depositaries’ and registrars’ fees and the fees of any other agent appointed by the Company;

(e)	all expenses relating to the preparation of share certificates;

(f)	all fees and expenses of any stock exchange or over-the-counter market on which the Company has applied to list its Common Shares.

“Effective Date” means [●].

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, relating to an offer of the Registrable Securities.

“Losses” has the meaning ascribed thereto in Section 2.5(1).

“Other Distribution” has the meaning ascribed thereto in Section 2.2.

“Parties” means the Company and Ascent, and “Party” means either of them.

“Permitted Assignee” means any Affiliate or Associate of Ascent.

“Person” includes an individual, body corporate with or without share capital, partnership, limited liability company, joint venture, entity, unincorporated association, firm, sole proprietorship, trust, pension fund, union, board, tribunal, governmental or quasi- governmental authority and the heirs, beneficiaries, executors, legal representatives or administrators of an individual.

“Piggy-Back Notice” has the meaning ascribed thereto in Section 2.2.

“Piggy-Back Registration” has the meaning ascribed thereto in Section 2.2.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to (i) an effective Registration Statement under the U.S. Securities Act (other than a Registration Statement on Form S-4, Form F-4 or Form S-8 or any successor form), (ii) a Canadian Prospectus, (iii) a combination of (i) and (ii) above, or (iv) comparable mechanics under the securities laws of any other jurisdiction.

“Registrable Securities” means any Common Shares owned or that may be acquired by Ascent or any of its Permitted Assignees as of the Effective Date (including as a result of the conversion in accordance with their terms of any Convertible Non-Voting Shares). As of the date hereof, the Registrable Securities include 15,074,626 Common Shares, which includes 2,000,000 Common Shares issued to Ascent, 5,537,313 Common Shares issuable upon conversion of the Convertible Non-Voting Shares and 7,537,313 Common Shares issuable upon conversion of the Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a Distribution or have been otherwise transferred by Ascent or a Permitted Assignee to a Person that is not a Permitted Assignee.

“Registration” means (i) a registration under the U.S. Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement, (ii) the qualification of any Registrable Securities for Distribution under applicable Canadian Securities Laws in any province or territory of Canada (other than Quebec) by way of a Canadian Prospectus, (iii) a combination of (i) and (ii) above, or (iv) comparable mechanics under the securities laws of any other jurisdiction. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the U.S. Securities Act, including the related U.S. Prospectus, amendments and supplements to such registration statement, including pre-and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related U.S. Prospectus) filed on Form S-4, Form F-4 or Form S-8 or any successor form thereto.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the U.S. Securities Act.

“Securities Act” means the Securities Act (Ontario), as it may be amended from time to time, and any successor legislation.

“Securities Regulators” means the SEC, the Canadian Securities Authorities and any applicable securities authorities of any other jurisdiction.

“Selling Shareholder Information” has the meaning ascribed thereto in Section 2.5(1).

“U.S. Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“U.S. Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Valid Business Reason” has the meaning ascribed thereto in Section 2.1(6)(d)(ii).

“Warrants” means the 5,855,556 warrants to purchase Common Shares.

Section 1.2 Time of the Essence

Time shall be of the essence of each provision of this Agreement.

Section 1.3 Calculation of Time

Unless otherwise specified, time periods within or following which any act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

Section 1.4 Business Days

Whenever any action to be taken pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken on the first Business Day following such day.

Section 1.5 Headings

The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles and Sections shall not affect the interpretation of this Agreement. All references to “Articles” or “Sections” refer to the specified Article or Section of this Agreement.

Section 1.6 Plurals and Gender

Words in the singular include the plural and vice versa and words in one gender include all genders.

Section 1.7 Statutory References

Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations promulgated thereunder) as the same may be amended, re- enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise stated.

Section 1.8 Other References

“Include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

REGISTRATION RIGHTS

Section 2.1 Demand Registration Rights

(1)

At any time following the Effective Date, Ascent shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by Ascent and its Permitted Assignees. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.” The Parties shall cooperate in good faith and in a timely manner in connection with any Demand Registration and related Distribution and the procedures in Schedule “A” shall apply.

(2)

Each Demand Registration Request shall specify (i) the aggregate amount of Registrable Securities intended to be sold, (ii) the intended method or methods of disposition thereof and (iii) the jurisdiction(s) in which the Registration is to take place.

(3)

Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its reasonable best efforts to cause such Demand Registration Statement to be promptly declared effective under the U.S. Securities Act, and/or, as may be requested, file with the applicable Canadian Securities Authorities and use its reasonable best efforts to secure the issuance of a receipt or passport decision document for a (final) Canadian Prospectus (a “Demand Canadian Prospectus”) relating to such Demand Registration.

(4)

Ascent and its Permitted Assignees may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement or the filing of the Demand Canadian Prospectus, as applicable. Upon receipt of a notice to such effect with respect to all the Registrable Securities included by Ascent and/or its Permitted Assignees in such Demand Registration, the Company shall cease all efforts to pursue or consummate such Demand Registration.

(5)

The Company shall (i) use reasonable best efforts to cause any Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a U.S. Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, and (ii) from the period beginning on the filing of any Demand Canadian Prospectus until the completion of the distribution of the Registrable Securities covered by such Demand Canadian Prospectus (or the closing date of the offering of such Registrable Securities thereunder, if later), comply with section 57 of the Securities Act and the comparable provisions of other applicable Canadian Securities Laws, and prepare and file promptly any prospectus or marketing material amendment which, in the opinion of the Company, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements and take all actions necessary to continue to qualify such Registrable Securities for distribution in the applicable provinces (other than Quebec) and territories of Canada for as long as may be necessary to complete the distribution of such Registrable Securities.

(6)	Notwithstanding Section 2.1(1) of this Agreement, the Company shall not be obliged to effect any Demand Registration if:

(a)

within any prior twelve (12) month period there have been effected two (2) Demand Registrations (including, for greater certainty, any Demand Registration which is subsequently withdrawn pursuant to Section 2.1(4));

(b)

the value of the Common Shares to be offered under any such Demand Registration is less than $1,000,000 unless the number of Common Shares included in the Demand Registration represent (i) five percent (5%) or more of the Company’s Common Shares then outstanding, on a non-diluted basis, or (ii) all of Ascent’s and its Permitted Assignees’ remaining Registrable Securities at the time of the applicable Demand Registration;

(c)

within ninety (90) days prior to such Demand Registration the Company completed a Public Offering or such longer period as may be required by the any underwriter or dealer in connection with such Public Offering; or

(d)	the Board determines in its good faith judgment, acting reasonably and after receiving the advice of counsel, that either

(i)

the effect of the filing of a Registration Statement or Canadian Prospectus would materially impede the ability of the Company to consummate a material financing, acquisition, corporate reorganization, merger or other material transaction involving the Company; or

(ii)

there exists at the time material non-public information relating to the Company, the disclosure of which would be detrimental to the Company, and the Company has a bona fide business purpose for preserving such information as confidential (each of the circumstances in (i) and (ii) above being a “Valid Business Reason”). In the event of a Valid Business Reason, the Company’s obligations under Section 2.1(1) will be deferred for a period of not more than ninety (90) days from the date of receipt of the request for a Demand Registration, provided that the Company may not defer its obligations under Section 2.1(1) for a period of more than one hundred and twenty (120) days in the aggregate in any twelve consecutive months. The Company will give written notice of (x) its determination to defer its filing obligations under Section 2.1(1) and (y) the cessation or end of its Valid Business Reason for such deferral, in each case, promptly after the occurrence thereof. If the Company defers its obligations pursuant to this Section 2.1(6)(d)(ii) and if Ascent, at any time prior to receiving written notice that the Valid Business Reason for such postponement no longer exists, advises the Company in writing that it has determined to withdraw such request for a Demand Registration, then such Demand Registration and the request therefor will be deemed to be withdrawn and such request will be deemed not to have been given for purposes of determining whether Ascent has exercised its right to a Demand Registration pursuant to this Section 2.1.

(7)

The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of Ascent (which consent will not be unreasonably withheld), unless such securities are to be included pursuant to the valid exercise of registration rights by other securityholders; provided, however, that any such securities of other securityholders included in such Demand Registration shall not take priority over the Registrable Securities included or requested to be included in such Demand Registration.

(8)

In the case of an underwritten Public Offering initiated pursuant to this Section 2.1, Ascent shall have the right to select the managing underwriter or underwriters to effect the distribution in connection with such Demand Registration, provided such underwriter or underwriters are acceptable to the Company. The Company shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Article 2.

(9)

In the case of an underwritten Public Offering initiated pursuant to this Section 2.1, Ascent and its representatives may participate in the negotiations of the terms of any underwriting agreement. In the case of an underwritten Public Offering initiated pursuant to Section 2.1 or Section 2.2 and in which Ascent participates as a selling securityholder, to the extent reasonably requested by the managing underwriter or underwriters, Ascent shall also enter into a customary lock-up agreement (which lock-up agreement shall also provide for customary exceptions) (i) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, or grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of, any Registrable Securities, and (ii) except as otherwise consented to by the Company, not to make any request for a Demand Registration under this Agreement, in each case, during the 90-day period following the effective date of the Registration Statement or receipt for the (final) Canadian Prospectus (or such shorter period as may be agreed to by Ascent with the managing underwriter(s)) with regard to such underwritten Public Offering), except in each case as part of such underwritten Public Offering.

(10)

At any time following the Effective Date the Company shall, upon Ascent’s request, use its reasonable best efforts to prepare and file and obtain a receipt (if applicable) from the applicable Securities Regulators for a shelf Canadian Prospectus (and the corresponding Registration Statement) to qualify the distribution of all Registrable Securities. In advance of the expiration of such any shelf Canadian Prospectus and the corresponding Registration Statement, unless otherwise directed by Ascent, the Company shall use reasonable best efforts to renew such shelf Canadian Prospectus and the corresponding Registration Statement such that the Company shall at all times have an effective shelf Canadian Prospectus (and corresponding Registration Statement) with sufficient capacity to qualify the distribution of all the Registrable Securities. The obligations of the Company under this Section 2.1(10) are subject to the same proviso as set out in Section 2.1(6)(d)(ii) regarding a Valid Business Reason.

Section 2.2 Piggy-Back Registration Rights

If, at any time following the Effective Date, the Company proposes to make or file a Registration Statement or Canadian Prospectus for the Distribution for its own account or for the account of other securityholders exercising demand registration rights granted to such securityholders (other than Ascent and its Permitted Assignees) (the “Other Distribution”), in a form and manner that, with appropriate changes, would permit the registration or qualification of Registrable Securities under such Registration Statement or Canadian Prospectus, the Company will, at that time, promptly give Ascent written notice (the “Piggy-Back Notice”) of the proposed Distribution. Upon the written request of Ascent, given within fifteen (15) Business Days after receipt of the Piggy-Back Notice (provided that if such proposed Distribution is to be effected as a bought deal or similar offering, the Company shall have provided notice thereof to Ascent as promptly as practicable in the circumstances, in which case Ascent shall be required to respond in a manner consistent with the time periods typical for transactions of such nature, and in any event prior to the launch of such bought deal or similar offering), that Ascent and/or its Permitted Assignees wishes to include a specified number of the Registrable Securities in the Distribution, the Company will cause the Registrable Securities requested to be registered or qualified by Ascent and/or its Permitted Assignees to be included in the Distribution (a “Piggy-Back Registration”). Notwithstanding the foregoing, the Company shall not be required to include all of the Registrable Securities requested to be qualified by Ascent and/or its Permitted Assignees in a Piggy-Back Registration if, in connection with such Distribution, the Company is advised in good faith by its managing underwriter or underwriters to impose a limitation on the number or kind of securities which may be included in any such Distribution because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, in which case the Company shall be required to include in such Distribution only such portion of the Registrable Securities as is determined in good faith by such managing underwriter(s) in the following priority: first, the securities offered by the Company for its own account and as contemplated in the Piggy-Back Notice; second, the Registrable Securities requested to be qualified by Ascent and/or its Permitted Assignees under this Section 2.2, the securities offered for the account of another securityholder (other than Ascent and/or its Permitted Assignees) exercising demand rights in respect of the Other Distribution, and/or the securities requested to be qualified by any other securityholder of the Company exercising its “piggy-back” rights, on a pro rata basis (based on the proportionate ownership of Common Shares by Ascent and its Permitted Assignees to the ownership of Common Shares by such other securityholders). The Parties shall cooperate in good faith and in a timely manner in connection with any Piggy-Back Registration and related Distribution and the procedures in Schedule “A” shall apply.

Section 2.3 Expenses

(1)	Without limiting Section 2.3(2), all Distribution Expenses shall be paid by the Company.

(2)

Ascent or its applicable Permitted Assignees will be solely responsible for all underwriting discounts, fees, commissions and transfer taxes attributable to the Registrable Securities to be sold by Ascent or its applicable Permitted Assignees in a Demand Registration or Piggy-Back Registration, as the case may be and will be solely responsible for all legal fees and disbursements incurred by Ascent and/or its Permitted Assignees in respect of their legal counsel in connection with any Demand Registration or Piggy-Back Registration.

Section 2.4 Restrictions on Other Agreements

The Company will not grant any right relating to the registration, qualification or Distribution of its securities, including any demand registration or piggy-back registration rights, to its securityholders if the exercise thereof prevents the Company from fulfilling its obligations under Article 2 of this Agreement without the prior written consent of Ascent.

Section 2.5 Indemnification

(1)

The Company shall indemnify and hold harmless, to the full extent permitted by law, Ascent and each of its Permitted Assignees, and each of their respective officers, directors, managers, shareholders, employees, advisors, and agents from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters) (each, a “Loss” and collectively “Losses”) arising out of or based upon: (a)(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Registrable Securities are registered or sold under the U.S. Securities Act (including any final, preliminary or summary U.S. Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a U.S. Prospectus or preliminary U.S. Prospectus, in light of the circumstances under which they were made) not misleading, (b) any information or statement in a Canadian Prospectus that contains or is alleged to contain a misrepresentation or any omission of a Canadian Prospectus to contain full, true and plain disclosure of all material facts relating to the securities distributed thereunder, or (c) any violation or alleged violation by the Company or any of its subsidiaries of any law applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any Registration; provided, that Ascent and its Permitted Assignees shall not be entitled to indemnification pursuant to this Section 2.5(1) in respect of any untrue statement or omission or any misrepresentation contained in any information relating to such Person furnished in writing by such Person to the Company specifically for inclusion in a Registration Statement or Canadian Prospectus and used by the Company in conformity therewith (such information “Selling Shareholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Person or any indemnified party and regardless of any indemnity agreed to in any underwriting agreement.

(2)

Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.

(3)	The remedies provided for in this Section 2.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

TERMINATION

Section 3.1 Termination

This Agreement may be terminated at any time by mutual consent of the Parties. In the event of the termination of this Agreement as provided in this Section 3.1, this Agreement shall be of no further force or effect and all rights and obligations of the Parties hereto shall be at an end; except for the provisions of Section 2.5, which shall survive any such termination.

GENERAL

Section 4.1 Amendments

This Agreement shall not be amended, superseded or cancelled except by a written instrument signed by each of the Parties and any instrument purporting to amend, supersede or cancel this Agreement or any part hereof shall not be binding and shall be of no effect unless and until it has been executed and delivered by each of the Parties.

Section 4.2 Public Filing

The Parties hereby consent to the public filing of this Agreement if any Party is required to do so by applicable law or by applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange on which the Common Shares may be listed.

Section 4.3 Further Assurances

Each Party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further reasonable acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to carry out the provisions of this Agreement; provided that in no event shall any Party be required to take any further action if and to the extent that such action would or would reasonably be expected to, in any material respect, increase or expand the obligations, duties or liabilities of that Party beyond the scope of its obligations, duties and liabilities set forth in this Agreement and any other agreement between the Parties.

Section 4.4 Assignment and Enurement

Neither Party may assign or transfer this Agreement or any of the rights or obligations under it without the prior written consent of the other Party, except as provided herein to Permitted Assignees. Any rights of Ascent hereunder may be exercised by any Permitted Assignee as if the Permitted Assignee was Ascent; provided, however, that Ascent and all of its Permitted Assignees shall have collectively only the same registration rights (including in terms of frequency) in the aggregate as Ascent.

Section 4.5 Entire Agreement

This Agreement and any agreement or document delivered in connection with this Agreement, constitutes the entire agreement between the Parties with respect to the matters herein and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter hereof. There are no other covenants, agreements, representations, warranties, conditions, whether direct or collateral, express or implied, that form part of or affect this Agreement except as otherwise provided this Agreement.

Section 4.6 Waiver

The failure of a Party at any time or times to require performance of any provision hereof by any other Party shall in no manner affect the right of such Party to require such performance at a later time. No act or omission of any Party, other than an express written waiver signed by such Party, shall constitute a waiver by such Party of any representation, warranty, covenant, agreement or condition of this Agreement or any breach thereof by another Party. No waiver by a Party hereto of any representation, warranty, covenant, agreement or condition of this Agreement or any breach thereof by another Party, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such or any other representation, warranty, covenant, agreement, condition or any breach.

Section 4.7 Notices

All notices, requests, demands or other communications required or permitted to be given by one Party to another under this Agreement shall be given in writing and delivered by personal delivery or delivery by recognized commercial courier, sent by email (return receipt requested) or delivered by registered mail or postage prepaid, addressed as follows:

Section 1.1.1 in the case of the Company:

Global Crossing Airlines Group Inc.

4200 NW 36th Street, Miami, FL, 33166

Attention:            Ryan Goepel, EVP/Chief Financial Officer

Email Address:	ryan.goepel@globalxair.com

Section 1.1.2 In the case of the Subscriber:

Ascent Global Logistics, Inc.
2068 E St, Belleville, MI, 48111

Attention:	Tom Stenglein, President & CEO
Email Address:	info@ascentgl.com

or at such other address, fax number or email address of which the addressee may from time to time may notify the addressor. Any notice delivered before 5:00 p.m. on a Business Day in the place of delivery shall be deemed to have been validly and effectively given and received on the date of such delivery. If such day is not a Business Day, or if the notice is received after 5:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the next Business Day.

Section 4.8 Severability

Any provision of this Agreement which is invalid, prohibited or unenforceable in any jurisdiction for any reason shall, as to such jurisdiction only, be ineffective and severable from this Agreement to the extent of such invalidity, prohibition or unenforceability but such invalidity, prohibition or unenforceability shall not invalidate or otherwise affect the remaining provisions of this Agreement nor shall it affect the validity or enforceability of such provision in any other jurisdiction.

Section 4.9 Counterparts

This Agreement may be executed in several counterparts, by original or facsimile signature or by or through such other electronic form in which a Party may place or evidence its signature hereon (including an electronic scan of same), each of which so executed shall be deemed to be an original and such counterparts together shall be deemed to be one and the same instrument, which shall be deemed to be executed as of the date first above written.

Section 4.10 Governing Law; Submission to Jurisdiction; Trial by Jury

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Delaware Chancery Court, Wilmington Delaware, or in the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Subscriber agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Subscriber hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.11 Remedies

Unless otherwise expressly provided herein, to the fullest extent permitted by applicable Laws, if any dispute, claim or other matter should arise concerning the interpretation, performance or breach of this Agreement or any action taken by a Party pursuant to this Agreement (such dispute, claim or other matter being referred to as a “Dispute”), such Dispute shall be determined by arbitration conducted by one arbitrator in the City of Toronto, Ontario in accordance with the Arbitration Act, 1991 (Ontario) (as amended) and a Party seeking arbitration of a Dispute shall so notify the other Parties by notice in writing (an “Arbitration Notice”), which Arbitration Notice shall set out reasonable particulars of the Dispute in respect of which arbitration is so being sought. Nothing in this Section 4.11 shall preclude a Party from instituting legal action seeking equitable relief in order to protect its rights pending the outcome of an arbitration hereunder.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

GLOBAL CROSSING AIRLINES GROUP INC.

By:	/s/ Ryan Goepel
Name: Ryan Goepel
Title: Executive Vice President and CFO

[Signature Page to Registration Rights Agreement]

ASCENT GLOBAL LOGISTICS, INC.

By:	/s/ Tom Stenglein
Name: Tom Stenglein
Title: President and CEO

[Signature Page to Registration Rights Agreement]

Schedule “A”

Registration Procedures

1.

In connection with the Company’s Demand Registration and Piggy-Back Registration obligations pursuant to this Agreement, the Company will use reasonable best efforts to effect the qualification or registration for the offer and sale or other disposition or Distribution of Registrable Securities held by Ascent and/or its Permitted Assignees in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

(a)

prepare and file as promptly as practicable after the request for a Demand Registration has been delivered, in the English language and, if required, French language, with the applicable Securities Regulators, a preliminary Canadian Prospectus and/or Registration Statement under and in compliance with applicable securities laws relating to the applicable Demand Registration, including all exhibits, financial statements and such other related documents required by the applicable Securities Regulators to be filed therewith; provided, that the Company will furnish to Ascent and the managing underwriters or underwriters, if any, copies of such preliminary Canadian Prospectus or Registration Statement and any amendments or supplements that the Company intends to file at least three (3) Business Days prior to their intended filing date, and shall make such changes in such documents concerning Ascent and its Permitted Assignees as they, or their counsel, may reasonably request, and shall not file any Registration Statement or Canadian Prospectus or amendments or supplements thereto to which Ascent and/or its Permitted Assignees, or the underwriters, if any, shall reasonably object;

(b)

prepare and file with the applicable Securities Regulators such amendments and post-effective amendments to the Registration Statement, such supplements to the U.S. Prospectus and such amendments and supplements to the Canadian Prospectus as may be (x) reasonably requested by Ascent and/or its Permitted Assignees, or (y) necessary to keep such Registration Statement effective for the period of time required by this Agreement or to continue to qualify such Registrable Securities for distribution as required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration during such period in accordance with the intended method or methods of disposition by the sellers thereof;

(c)

notify Ascent and/or its Permitted Assignees and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable U.S. Prospectus, Canadian Prospectus, or any amendment or supplement thereto, has been filed (and, in the case of a Canadian Prospectus, when a receipt or mutual reliance review decision document, as applicable, has been issued therefor), (ii) of any written comments by the Securities Regulators, or any request by the Securities Regulators or other governmental authority in any jurisdiction for amendments or supplements to any such Registration Statement, U.S. Prospectus or Canadian Prospectus or to any marketing materials, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Securities Regulators relating to, or which may affect, the Registration, (iii) of the issuance by the Securities Regulators of any stop order suspending the effectiveness of such Registration Statement or any order by the Securities Regulators or any other regulatory authority preventing or suspending the use of any preliminary or final U.S. Prospectus or Canadian Prospectus or marketing materials, or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering, sale or distribution in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(d)

promptly notify Ascent and/or its Permitted Assignees and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which any applicable Registration Statement or the U.S. Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such U.S. Prospectus or any preliminary U.S. Prospectus, in light of the circumstances under which they were made) not misleading or as a result of which any Canadian Prospectus or marketing materials would contain a misrepresentation or a statement otherwise misleading or untrue, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, U.S. Prospectus, Canadian Prospectus or marketing materials in order to comply with the U.S. Securities Act or Canadian Securities Laws and, as promptly as reasonably practicable thereafter, prepare and file with the SEC and/or the applicable Canadian Securities Regulator, and furnish without charge to Ascent and/or its Permitted Assignees and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, U.S. Prospectus, Canadian Prospectus or marketing materials which shall correct such misstatement or omission or effect such compliance;

(e)

use its reasonable best efforts to prevent, or obtain the withdrawal of any stop order, cease trade order or other order suspending the use of any Canadian Prospectus or Registration Statement or suspending any qualification of the Registrable Securities covered by such Canadian Prospectus or Registration Statement;

2

(f)

promptly incorporate in a U.S. Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the selling Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such U.S. Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such U.S. Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(g)

furnish to Ascent and/or its Permitted Assignees and each underwriter, if any, without charge, as many conformed copies as they may reasonably request of any applicable Registration Statement or Canadian Prospectus and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h)

deliver to Ascent and/or its Permitted Assignees and the underwriters, if any, as many copies of the Canadian Prospectus or Registration Statement, as applicable, and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Canadian Prospectus and any Registration Statement or any amendment thereto by Ascent and/or its Permitted Assignees and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Canadian Prospectus and the Registration Statement or any amendment or supplement thereto) and such other documents as Ascent and/or its Permitted Assignees may reasonably request in order to facilitate the disposition of the Registrable Securities;

(i)

use reasonable best efforts to make available its employees and personnel for participation in a customary offering marketing process, including investor meetings, conference calls, a “road show” and other marketing efforts and otherwise provide reasonable assistance to the managing underwriter or underwriters, taking into account the requirements of the marketing process, in the marketing of Registrable Securities;

(j)

on or prior to the date on which a receipt is issued for the Canadian Prospectus or Registration Statement by the applicable Securities Regulators, use reasonable best efforts to qualify, and cooperate with Ascent and/or its Permitted Assignees, the managing underwriter, underwriters or agent, if any, and their respective counsel in connection with the qualification of such Registrable Securities for offer and sale under applicable securities laws of each applicable jurisdiction as any such Person, underwriter or agent reasonably requests in writing provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(k)

in connection with any underwritten offering, enter into customary agreements, including an underwriting agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions;

3

(l)	use its reasonable best efforts to obtain:

(i)

a customary legal opinion, in the form and substance as is customarily given by company counsel in securities offerings, addressed to Ascent and/or its applicable Permitted Assignees and the underwriters, if any, and such other Person as Ascent may reasonably specify; and

(ii)

a letter from the Company’s auditors, in form and substance as is customarily given by auditors in securities offerings, addressed to Ascent and/or its applicable Permitted Assignees and the underwriters, if any, and such other Person as Ascent may reasonably specify.

(iii)

(m)

furnish to Ascent and/or its Permitted Assignees and the managing underwriter or underwriters, if any, and such other Person as Ascent may reasonably specify, such corporate certificates, satisfactory to Ascent acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as Ascent may reasonably request;

(n)

use its reasonable best efforts to cause all of the Registrable Securities to be listed and posted for trading on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted; and

(o)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of Ascent and/or its Permitted Assignees under this Agreement.

2.

The Company may require Ascent and/or its Permitted Assignees to furnish to the Company such information regarding the Distribution of such securities and such other information relating to Ascent and its ownership of Common Shares and Convertible Non-Voting Shares as the Company may from time to time reasonably request in writing as may be required by the Company to comply with applicable securities laws in each jurisdiction in which a Demand Registration or Piggy-Back Registration is to be effected. Ascent agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement and applicable securities laws.

4

EXHIBIT I

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS

OF

CLASS A COMMON STOCK

OF

GLOBAL CROSSING AIRLINES GROUP INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Global Crossing Airlines Group Inc., a corporation domesticated and existing under the laws of the State of Delaware (the “Company”), hereby certifies that, pursuant to authority vested in the Board of Directors of the Company (the “Board of Directors”) by ARTICLE IV of the Company’s certificate of incorporation, the following resolutions were adopted on April __, 2021 by the Board of Directors pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”), and in accordance with the provisions of Section 103 of the DGCL, does hereby submit the following (this “Certificate”):

WHEREAS, the Company’s certificate of incorporation (as amended by this Certificate, the “Certificate of Incorporation”) authorizes the issuance of 200,000,000 shares of capital stock, par value $0.001 per share (the “Common Stock”);

WHEREAS, ARTICLE IV of the Certificate of Incorporation authorizes the Board of Directors, by resolution, to divide the Common Stock into any number of classes or series of shares and to fix the designations, relative rights, preferences and limitations of any wholly unissued class or series of Common Stock; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the designation and number of, and determine the designation, relative rights, preferences, and limitations relating to a class or series of the Common Stock, which shall consist of 5,537,313 shares of Class A Common Stock (as defined below) which the Company has the authority to issue, as follows:

RESOLVED that, pursuant to authority vested in the Board of Directors by ARTICLE IV of the Certificate of Incorporation, out of the total authorized number of 200,000,000 shares of Common Stock, there shall be designated as “Class A Common Stock” a class of 5,537,313 shares of Common Stock. The Board of Directors hereby resolves that the rights, preferences, powers, privileges, and the restrictions, qualifications and limitations of the Class A Common Stock are identical with those of the Common Stock other than in respect of voting and conversion rights as set forth herein, and for all purposes under this Certificate, the Common Stock and Class A Common Stock shall together constitute a single class of shares of the capital stock of the

Company. All capitalized terms used but not defined herein have the meaning ascribed to them in the Certificate of Incorporation. For the avoidance of doubt, except for voting, dividends and conversion rights set forth in Sections 1, 2, and 3 below, the Class A Common Stock and the Common Stock shall be treated identically for all purposes, including, without limitation, with respect to stock splits, reorganizations, and reclassifications.

1. Voting Rights. Except as otherwise required by law, shares of Class A Common Stock shall be non-voting; provided that, for so long as any shares of Class A Common Stock are outstanding, the Company shall not, without the written consent of a majority of the outstanding shares of Class A Common Stock or the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock at a meeting of the holders of Class A Common Stock duly called for such purpose, voting as a separate class, whether by merger, consolidation, combination, classification, or otherwise, amend, alter, repeal or waive any provision of the Certificate of Incorporation or Bylaws in a manner inconsistent with the designations, powers, preferences, and rights set forth in this Certificate or otherwise; (i) so as to adversely affect (disproportionately relative to the Common Stock) the designations, powers, preferences, and rights of the Class A Common Stock; or (ii) enter into a Fundamental Transaction (as defined below) that would adversely affect (disproportionately relative to the Common Stock) the rights of the holders of shares of Class A Common Stock.

2. Dividends. Holders shall be entitled to receive, and the Company shall pay, dividends on shares of the Class A Common Stock equal (on an as-if-converted-to-Common-Stock basis without giving effect for such purposes to the Maximum Percentage set forth in Section 3 hereof) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock..

3. Conversion. Subject to the proviso below regarding the Maximum Percentage (as defined herein), each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Intial Issue Price (as defined herein) by the Conversion Price (as defined herein) in effect at the time of conversion; provided, however, the Class A Common Stock may not be converted by the holder thereof, and the Company may not effect any conversion of the Class A Common Stock, to the extent (but only to the extent) that, after giving effect to such conversion, the holder thereof or any of and its Affiliates (as defined herein) collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) in the aggregate of the issued and outstanding shares of the Company after such conversion. To the extent the above limitation applies, the determination of whether the Class A Common Stock shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such holder or any of its Affiliates) and to what extent such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such holder and its Affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert the Class A Common Stock shall have any effect on the applicability of the provisions of the Class A Common Stock with respect to any subsequent determination of convertibility. Beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”). For purposes hereof, “Affiliate” has the meaning set forth in that certain Securities Purchase Agreement, date on or about April 20, 2021, by and between the Company and the Subscriber (as defined therein); “Initial Issue Price” means $1.34 per share, subject to appropriate adjustment for stock splits, combinations, recapitalizations, and other similar events; and the “Conversion Price” initially means $1.34 per share. Such initial Conversion Price, and the rate at which shares of Class A Common Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4 below.

Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates for the shares to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holder or holders of the Class A Common Stock), together with a properly completed notice of conversion in the form attached to the Class A Common Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued, at any time during its usual business hours on the date set forth in such notice. Such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Company and the certificate or certificates for such shares shall have been surrendered as aforesaid. As soon as practicable after the surrender of any certificate or certificates for Class A Common Stock so converted, the Company shall: (i) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof; and (ii) issue a new certificate for the number of shares, if any, of Class A Common Stock represented by such surrendered certificate and not converted pursuant to this Section 3.

4. Certain Adjustments.

(a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that shares of Class A Common Stock are first issued by the Company (the “Initial Issuance Date”) effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Initial Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4(a) shall be effective at the close of business on the date the stock split or combination occurs.

(b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Initial Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(c) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Initial Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company or other issuer (as applicable) or other property that they would have received had the shares of Class A Common Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 4(c) with respect to the rights of each holder; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(d) Adjustments for Reclassification. Exchange or Substitution. If the Common Stock at any time or from time to time after the Initial Issuance Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Section 4(a), Section 4(b), and Section 4(c), or a reorganization, merger, consolidation, or sale of assets provided for in Section 4(e)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that each holder shall have the right thereafter to convert shares of Class A Common Stock into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such shares of Class A Common Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the conversion of the shares of Class A Common Stock) after the Original Issuance Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey its shares of Common Stock or all or substantially all its assets to another corporation or entity (any such reorganization, sale or other event hereafter being referred to as a “Fundamental Transaction”), then and in each such case the holders of the shares of Class A Common Stock, as and at any time after the consummation of such Fundamental Transaction, shall be entitled to the stock or other securities and property (including cash) into which the shares of Class A Common Stock would have been convertible immediately prior to such Fundamental Transaction or such stock or other securities or property to which the shares of Class A Common Stock would have entitled if the shares of Class A Common Stock had been converted immediately prior to any such Fundamental Transaction (the “Alternate Consideration”), subject to further adjustment as provided in Section 4(a), Section 4(b), Section 4(c) and Section 4(d) in each such case. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the holders new stock consistent with the foregoing provisions and evidencing the holders’ right to convert such stock into Alternate Consideration. The terms of any agreement to which the Company is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4(e) and ensuring that the Class A Common Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. In the event of the merger or consolidation of the Company with or into another corporation, the Class A Common Stock shall maintain their relative rank, powers, designations and preferences provided for herein and no merger shall have a result inconsistent therewith. The Company shall cause to be delivered (via overnight courier, facsimile or email) to each holder, at its last address as it shall appear upon the books and records of the Company, written notice of any Fundamental Transaction at least ten (10) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

(f) Record Date. In case the Company shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or convertible securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(g) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of each holder against impairment.

(h) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the shares of Class A Common Stock pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of a holder, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of the shares of Class A Common Stock.

5 Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Class A Common Stock as herein provided, such number of shares of Common Stock equal to the number of shares of Class A Common Stock issued and outstanding. The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed.

6. No Waiver. Except as otherwise modified or provided for herein, the holders of Class A Common Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the DGCL.

[Execution Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of the Designations, Powers, Preferences and Rights of Class A Common Stock this [•] day of April, 2021.

GLOBAL CROSSING AIRLINES GROUP INC.

By:
Name:
Title:

[Signature Page to Certificate of the Designations, Powers, Preferences and Rights of Class A Common Stock]